Exhibit 10.14

Execution Version

SIRIUS INTERNATIONAL GROUP, LTD.

as the Issuer

THE BANK OF NEW YORK MELLON

as Trustee, Registrar and Transfer Agent

and

THE BANK OF NEW YORK MELLON ACTING THROUGH ITS LONDON BRANCH

as Paying Agent and Calculation Agent

SUBORDINATED INDENTURE

Dated as of September 22, 2017

Floating Rate Callable Subordinated Notes Due 2047

TABLE OF CONTENTS (cont’d)

TABLE OF CONTENTS (cont’d)

TABLE OF CONTENTS (cont’d)

SUBORDINATED INDENTURE dated as of September 22, 2017 (the “Indenture”) among Sirius International Group, Ltd., a company organized and existing under the laws of Bermuda, as issuer (the “Issuer”), having its principal executive office at 14 Wesley Street, Hamilton HM 11, Bermuda, The Bank of New York Mellon, as Trustee (the “Trustee”), Registrar and Transfer Agent and The Bank of New York Mellon acting through its London Branch, as Paying Agent and Calculation Agent.

W I T N E S E T H:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issue of SEK 2,750,000,000 aggregate principal amount of Floating Rate Callable Subordinated Notes (the “Subordinated Notes”) and in order to provide the terms and conditions upon which the Subordinated Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture;

WHEREAS, the form of the Subordinated Notes and the certificate of authentication to be borne by the Subordinated Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Subordinated Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, the valid, binding and legal obligations of the Issuer, and to constitute a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Subordinated Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Subordinated Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Subordinated Notes by the Holders thereof, each party agrees for the benefit of the other parties and the Issuer and Trustee agree for the equal and proportionate benefit of the respective Holders from time to time of the Subordinated Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Additional Amounts” has the meaning specified under Section 4.02.

“Additional Amounts Event” means, with respect to the Subordinated Notes, if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that the Issuer has or will become obligated to pay Additional Amounts on the Subordinated Notes as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the Issue Date, and that obligation cannot be avoided by the Issuer taking such reasonable measures it (acting in good faith) deems appropriate.

“Additional Notes” means additional Subordinated Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.04 and Section 2.06.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Transfer Agent, Authenticating Agent, Paying Agent, additional Paying Agent or Calculation Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable STIBOR Rate” means the interest rate determined as follows:

(i)                                     On the Interest Determination Date, the Calculation Agent will determine the Applicable STIBOR Rate which shall be the rate for deposits in Swedish krona having a maturity of three months commencing on the Interest Determination Date that appears on the Reuters Screen STIBOR Page as of 11:00 a.m., Stockholm time, on such Interest Determination Date.

“Reuters Screen STIBOR Page” means the display designated under the heading “FIXINGS” on the “SIDE” page on Reuters (or such other page of Reuters as may replace such page or of equivalent service or any successor service for the purpose of displaying Stockholm interbank offered rates for krona-denominated deposits of major banks). If the Applicable STIBOR on such Interest Determination Date does not appear on the Reuters Screen STIBOR Page, the Applicable STIBOR Rate will be determined as set forth in (ii) below.

(ii)                                  With respect to an Interest Determination Date for which the Applicable STIBOR Rate does not appear on the Reuters Screen STIBOR Page as set forth in (i) above, the Applicable STIBOR Rate will be determined on the basis of the rates at which deposits in Swedish krona are offered by four major banks in the Stockholm interbank market selected by the Issuer on the advice of an investment bank of international repute (the “Reference Banks”) at approximately 11:00 a.m., Stockholm time, on such Interest Determination Date to prime banks in the Stockholm interbank market having a maturity of three months, and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Issuer will request the principal Stockholm office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Applicable STIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations. If fewer than two quotations are provided, the Applicable STIBOR on such Interest Determination Date will be determined as at the preceding Interest Determination Date (save in respect of the first Interest Period following the Issue Date, in which case the Interest Rate shall be equal to 3.582%).

“Applicable Supervisor” means the BMA or, should the BMA no longer have primary supervisory authority with respect to prudential matters in relation to the Regulatory Group, the regulatory authority that has such primary supervisory authority.

“Applicable Supervisory Regulations” means any of the Bermuda Group Rules, Solvency II or such other insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as in each case are then being applied to the Regulatory Group by the Applicable Supervisor, and which, for the avoidance of doubt, shall initially mean the Bermuda Group Rules until such time when the BMA ceases to be the Applicable Supervisor.

“Arrears of Interest” has the meaning specified under Section 2.03(a).

“Assets” means the Issuer’s total assets as of the date of the latest published audited financial statements of the Issuer as would appear on an unconsolidated balance sheet of the Issuer prepared in accordance with GAAP (as defined in Section 4.06(b)) (including, but for the avoidance of doubt, shares or other investments in subsidiaries howsoever termed under GAAP), but adjusted for subsequent events in such manner as the person or persons giving the Officer’s Certificate as to the Solvency of the Issuer contemplated by the definition of “Insolvency Event” or, if the Issuer is in a winding-up, its liquidator may determine.

“Authorized Signatory” means, with respect to any Person, any person that the board of directors of such Person shall designate for purposes of fulfilling the role of officer under this Indenture.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as now and hereafter in effect, or any successor statute, or the laws of any other jurisdiction or any political subdivision thereof relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any similar foreign law (including, without limitation the United Kingdom) relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendments to, succession to or change in any such law.

“Bermuda Group Rules” means the Bermuda Group Solvency Standards, together with the Bermuda Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time.

“Bermuda Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Bermuda Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Blockage Period” has the meaning specified under Section 10.02.

“BMA” means the Bermuda Monetary Authority (or any successor regulatory authority).

“Board of Directors” when used with reference to the Issuer means either the board of directors of the Issuer or any duly authorized committee of such board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions in New York, Stockholm or London are authorized or obligated by law, regulation or executive order to close and (ii) on which the Trans-European Automated Realtime Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

“Calculation Agent” means The Bank of New York Mellon acting through its London Branch.

“Capital Contribution Securities” means any subordinated and undated debt instruments of the Issuer which are recognized as “Tier 1 Capital” of the Issuer or the Regulatory Group (whether on a solo, group or consolidated basis) by the Applicable Supervisor under the Applicable Supervisory Rules (or, if the Applicable Supervisory Rules are amended so as to no longer refer to Tier 1 Capital in this respect, the nearest corresponding concept).

“Clearstream” means Clearstream Banking, société anonyme (or any successor securities clearing agency).

“Code” shall mean the US internal Revenue Code of 1986, as amended.

“Company Request” or “Company Order” means a written request or order signed in the name of the Issuer by any two Officers and delivered to the Trustee.

“Compulsory Interest Payment Date” means each Interest Payment Date other than during a Mandatory Deferral Period during the six months immediately prior to which:

(i)                                     a declaration or payment of any distribution or dividend or other payment (including payment in relation to redemption or repurchase) on or in respect of any Junior Obligations or Parity Obligations has been made by the Issuer or any other Person; or

(ii)                                  the Issuer, directly or indirectly, redeemed, repurchased or acquired any Junior Obligations or Parity Obligations (with the exception of any repurchases in connection with stock options or ownership programs for management or employees that are made in the normal course of business),

provided that, it shall not be a Compulsory Interest Payment Date solely by virtue of any payment on any Parity Obligations the terms of which do not allow the issuer of the relevant securities to defer, pass on or eliminate the relevant payment.

“Conditions to Redemption” has the meaning specified under Section 3.05.

“continuing” means, with respect to an Issuer Winding-Up Event, that the Issuer Winding-Up Order has not been rescinded.

“Default Notice” has the meaning specified under Section 10.02.

“Definitive Registered Note” means a certificated Subordinated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01(d), substantially in the form of Exhibit A hereto except that such Subordinated Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases and Decreases in Global Note” attached thereto.

“Depositary” has the meaning specified under Section 2.01(c).

“ECR” means the enhanced capital and surplus requirement applicable to the Regulatory Group and as defined in the Insurance Act (or any successor or equivalent solvency capital requirement applicable to the Regulatory Group under the Bermuda Group Rules).

“Euroclear” shall mean Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear system.

“FATCA Withholding Tax” shall mean any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Final Maturity Date” with respect to the Subordinated Notes means:

(i)                                     if, on the applicable Scheduled Maturity Date, the applicable Conditions to Redemption are satisfied and would continue to be satisfied if such final redemption payment were made or no such Conditions to Redemption apply, the applicable Scheduled Maturity Date; or

(ii)                                  otherwise, following the applicable Scheduled Maturity Date, on the earlier of (a) the date falling 10 Business Days after the applicable Conditions to Redemption are satisfied and would continue to be satisfied if the final redemption payment were made (so long as such conditions continue to be so satisfied on such 10th Business Day) and (b) any Issuer Winding-Up Order.

“GAAP” has the meaning specified under Section 4.06(b).

“Global Note” means the global note certificate which will represent the Subordinated Notes.

“Global Note Legend” means the legend set forth in Section 2.09(f), which is required to be placed on all Global Notes issued under this Indenture.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Holder” means a Person in whose name a Subordinated Note is registered.

“IFRS” has the meaning specified under Section 4.06(b).

“IFRS Election” has the meaning specified under Section 4.06(b).

“Indirect Participant” means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

“Initial Notes” means the SEK 2,750,000,000 aggregate principal amount of Subordinated Notes issued under this Indenture on the Issue Date.

“Insolvency Event” means, with respect to the Subordinated Notes, if, as of the Relevant Date, the Issuer, as applicable, is not, or after making an applicable payment on the Subordinated Notes would not be, Solvent. For this purpose, the Issuer will be “Solvent” if (i) it is able to pay its debts to all its creditors (other than those whose claims rank, or are expressed to rank, junior to, the claims of the Holders of the Subordinated Notes) as they fall due and (ii) its Assets exceed its Liabilities (or exceed its Liabilities by any minimum margin or percentage in respect of solvency required under Applicable Supervisory Regulations). An Officer’s Certificate relating to the Subordinated Notes as to the Solvency of the Issuer shall, in the absence of manifest error, be treated and accepted by the Trustee, the Holders of the Subordinated Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officer’s Certificate with respect to the Subordinated Notes without any liability to any Person.

“Insolvent Insurer Winding-Up” means, if the Applicable Supervisory Regulations are Solvency II: the winding-up of any regulated insurance or reinsurance company in the Regulatory Group; or the appointment of an administrator of any regulated insurance or reinsurance company in the Regulatory Group, in each case where the Issuer has determined, acting reasonably, that all Policyholder Claims of the policyholders of that regulated insurance or reinsurance company may or will not be met.

“Interest Determination Date” means, with respect to any Interest Period, the second Business Day prior to the relevant Interest Period.

“Interest Payment Date” means March 22, June 22, September 22 and December 22 of each year from December 22, 2017, to (and including) the Final Maturity Date, provided that if any Interest Payment Date would otherwise fall on a day that is not a Business Day, it shall be postponed to the next succeeding Business Day unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Interest Payment Date shall be the immediately preceding Business Day.

“Interest Payment Record Date” means with respect to any Interest Payment Date, the date that is 15 days prior to such Interest Payment Date.

“Interest Period” means the period from (and including) the Issue Date to (but excluding) the first Interest Payment Date and each period thereafter from (and including) each Interest Payment Date to (but excluding) the next following Interest Payment Date.

“Interest Rate” means the sum of (i) the Applicable STIBOR Rate for the relevant Interest Period, plus (ii) the applicable Margin.

“Irish Stock Exchange” means Irish Stock Exchange plc.

“Issue Date” means September 22, 2017.

“Issuer Winding-Up Event” with respect to the Subordinated Notes will occur only upon the occurrence of an Issuer Winding-Up Order.

“Issuer Winding-Up Order” will occur if:

(i)                                     at any time an order is made, or an effective resolution is passed, for the winding-up of the Issuer (except, in any such case, a solvent winding-up solely for the purpose of a reconstruction, merger or amalgamation or the substitution in place of the Issuer of a successor in business of the Issuer, the terms of which reconstruction, merger amalgamation or substitution (A) have previously been approved in writing by the Trustee or by Holders of a majority in aggregate principal amount of the outstanding Subordinated Notes and (B) do not provide that the Subordinated Notes or any amount in respect thereof shall thereby become payable); or

(ii)                                  an administrator of the Issuer is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

“Judgment Currency” has the meaning specified under Section 12.14.

“Junior Obligations” means:

(i)                                     all classes of share capital, preference share capital and Capital Contribution Securities of the Issuer; and

(ii)                                  subordinated obligations of the Issuer ranking or expressed to rank junior to the Subordinated Notes.

“Liabilities” means the Issuer’s total liabilities as of the date of the latest published audited financial statements of the Issuer as would appear on an unconsolidated balance sheet of the Issuer prepared in accordance with GAAP (as defined in Section 4.06(b), but adjusted for subsequent events in such manner as the person or persons giving the Officer’s Certificate as to the Solvency of the Issuer contemplated by the definition of “Insolvency Event” or, if the Issuer is in a winding-up, its liquidator may determine.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Main Securities Market” means the main securities market of the Irish Stock Exchange.

“Mandatory Deferral Event” shall occur upon the occurrence of a Solvency Capital Event or an Insolvency Event, or any other event the occurrence of which would require the Issuer to defer payment of interest on the Subordinated Notes under Applicable Supervisory Regulations on the basis that the Subordinated Notes are intended to qualify as Tier 2 Capital (including, for the avoidance of doubt, if the Applicable Supervisory Regulations are Solvency II, the Issuer or the Regulatory Group, as applicable, not meeting the Solvency II Minimum Capital Requirement) unless otherwise permitted by the Applicable Supervisor. (For the avoidance of doubt, it shall not be a Mandatory Deferral Event if, in view of other facts and circumstances then subsisting, the payment of interest need not be deferred under Applicable Supervisory Regulations in order that the Subordinated Notes qualify as Tier 2 Capital, including, if the Applicable Supervisory Regulations are Solvency II, in circumstances where: (i) the Applicable Supervisor has exceptionally waived the deferral of interest payments, (ii) such interest payments do not further weaken the solvency position of the Issuer and (iii) the Solvency II Minimum Capital Requirement is complied with immediately after such interest payments are made.)

“Mandatory Deferral Period” has the meaning specified under Section 2.02(d).

“Margin” means for the Subordinated Notes (x) 4.00 per cent. per annum for each Interest Period to (but excluding) September 22, 2027; and (y) 4.25 per cent. per annum thereafter (from and including September 22, 2027).

“Notes Documents” means the Subordinated Notes and this Indenture.

“Officer” means the chairman of the Board of Directors, the vice chairman of the Board of Directors, the president, any vice president, the treasurer, any assistant treasurer, the controller, the secretary, any assistant controller, any assistant secretary, the principal executive officer, the principal financial officer, the principal accounting officer or the chief operating officer of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by one Officer of the Issuer that meets the requirements of Section 12.03 and delivered to the Trustee.

“Official List” means the official list of the Irish Stock Exchange.

“Opinion of Counsel” means a written opinion from legal counsel who may (except as otherwise provided herein) be counsel to the Issuer and who shall be reasonably satisfactory to the Trustee. The opinion must contain the statements required by Section 12.03.

“Optional Deferral Period” has the meaning specified under Section 2.02(c).

“Parity Obligations” means subordinated obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital, constitute Tier 2 Capital and any other obligations ranking or expressed to rank pari passu with the Subordinated Notes.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Policyholder Claims” means claims of policyholders or beneficiaries under policies of insurance (including policies issued by the Issuer (if any)) in a winding-up, liquidation or administration of the Regulatory Group to the extent that those claims relate to any amounts to which the Regulatory Group is, or may become, liable to a policyholder pursuant to a contract of insurance, including all amounts to which policyholders are entitled under applicable legislation or rules relating to the winding-up or administration of insurance companies to reflect any right to receive, or expectation of receiving, benefits which such policyholders may have.

“Prospectus” means the prospectus dated September 19, 2017, relating to the listing of the Subordinated Notes.

“Qualifying Equivalent Securities” has the meaning specified under Section 3.04(d).

“Rating Methodology Event” will occur with respect to the Subordinated Notes, if, as a consequence of a change in, or clarification to, the rating methodology (or the interpretation thereof) of Standard & Poor’s Rating Services or Fitch Ratings Inc. or any respective successor, which change or clarification becomes effective on or after the Issue Date, the capital treatment of the Subordinated Notes for the Issuer or its subsidiaries or the Regulatory Group is amended in a way that is reasonably determined by the Issuer to be materially unfavorable to the Issuer or its subsidiaries or the Regulatory Group.

“Redemption Price” when used with respect to the Subordinated Notes to be redeemed, means the price at which such Subordinated Notes are to be redeemed pursuant to this Indenture.

“Regulation S” means Regulation S promulgated under the U.S. Securities Act.

“Regulation S Legend” means the legend set forth in Section 2.09(f) to be placed on all Subordinated Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Regulatory Event” will occur with respect to the Subordinated Notes, if, as a consequence of a change in, or clarification to, the Applicable Supervisory Regulations by the Applicable Supervisor, the Subordinated Notes (in whole or in part) will not or will no longer qualify as Tier 2 Capital, as reasonably determined by the Issuer.

“Regulatory Group” means all subsidiaries of the Issuer from time to time that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations, and such other entities (including, if applicable, the Issuer and any direct or indirect parent company of the Issuer) that may be construed as part of such regulatory group by the Applicable Supervisor under the Applicable Supervisory Regulations, taken as a whole (and, for the avoidance of doubt, shall initially be construed as including the Issuer and Sirius International Insurance Group, Ltd.).

“Relevant Date” means, in respect of any payment of Additional Amounts, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders of the Subordinated Notes, notice to that effect shall have been duly given to the Holders of the Subordinated Notes.

“Responsible Officer” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division — Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 6.03 and Section 7.01(c)(2) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Senior Creditors” means any creditors of the Issuer who are unsubordinated creditors of the Issuer and preferred claimants of the Regulatory Group (including all Policyholder Claims), as well as any other creditors to whose claims the Subordinated Notes must be subordinated under Applicable Supervisory Regulations so as to permit the Subordinated Notes to qualify as Tier 2 Capital.

“Senior Indebtedness” means, with respect to the Issuer,

(i)                                     the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) the Issuer’s indebtedness for money borrowed and (B) the Issuer’s indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Issuer, including any such securities issued under any deed, indenture or other instrument to which the Issuer is a party (including, for the avoidance of doubt, deeds, indentures or other instruments pursuant to which senior debt securities have been or may be issued);

(ii)                                  all of the Issuer’s capital lease obligations;

(iii)                               all of the Issuer’s obligations issued or assumed as the deferred purchase price of property, all of the Issuer’s conditional sale obligations, all of the Issuer’s hedging agreements and agreements of a similar nature thereto and all of the Issuer’s agreements relating to any such agreements, and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv)                              all of the Issuer’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(v)                                 all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise;

(vi)                              all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any of the Issuer’s property or asset (whether or not such obligation is assumed by the Issuer); and

(vii)                           any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (i) through (vi) above, in each case whether or not contingent and whether outstanding at the date hereof or thereafter incurred;

except, in each case, for the Subordinated Notes and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the Subordinated Notes.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any of the Holders.

“Solvency Capital Event” means the Issuer or the Regulatory Group, as applicable, not meeting the Solvency Capital Requirement.

“Solvency Capital Requirement” means: if the Applicable Supervisory Regulations are the Bermuda Group Rules, the ECR; if the Applicable Supervisory Regulations are Solvency II, the Solvency Capital Requirement of the Issuer or the Solvency Capital Requirement of the Regulatory Group referred to in Solvency II; or any other requirement to maintain assets applicable to the Issuer or in respect of the Regulatory Group, as applicable, pursuant to the Applicable Supervisory Regulations.

“Solvency II” means the Solvency II Directive and any implementing measures adopted pursuant to the Solvency II Directive including, without limitation, the Solvency II Regulation (for the avoidance of doubt, whether implemented by way of regulation or by further directives or otherwise).

“Solvency II Directive” means Directive 2009/138/EC of the European Union (as amended) on the taking-up and pursuit of the business of insurance and reinsurance (Solvency II) and transposed by member states of the European Economic Area pursuant to Article 309 of Directive 2009/138/EC.

“Solvency II Minimum Capital Requirement” means, if the Applicable Supervisory Regulations are Solvency II (or the Applicable Supervisory Regulations otherwise establish a minimum capital requirement that differs from the Solvency Capital Requirement), the Minimum Capital Requirement of the Issuer, the Minimum Capital Requirement of the Insurer Group or the group Minimum Solvency Capital Requirement referred to in, or any other minimum capital requirement howsoever described in, Solvency II (or, as applicable, in such other Applicable Supervisory Regulations).

“Solvency II Regulation” means Commission Delegated Regulation (EU) 2015/35 of 10 October 2014 supplementing Directive 2009/138/EC of the European Parliament and of the Council on the taking-up and pursuit of the business of Insurance and Reinsurance (Solvency II);

“Specified Event” means, with respect to the Subordinated Notes, the occurrence of any of an Additional Amounts Event, a Tax Event, a Rating Methodology Event or a Regulatory Event.

“Specified Event Redemption” has the meaning specified under Section 3.03.

“Stated Maturity” means, with respect to any installment of principal on the Subordinated Notes, the date on which the payment of principal was scheduled to be paid in the Notes Documents as of the Issue Date or as of the date of incurrence thereof, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Notes” has the meaning given to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, except as otherwise provided in this Indenture, and unless the context otherwise requires, all references to the Subordinated Notes shall include the Initial Notes and any Additional Notes.

“Subsidiary” means, in respect of any Person, any corporation, limited or general partnership or other business entity of which at the time of determination more than 50% of the voting power of the shares of its capital stock or other interests (including partnership and limited liability company interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Swedish Government Obligations” means any security that is a direct obligation of, or obligation guaranteed by, the Kingdom of Sweden, and the payment for which the Kingdom of Sweden pledges its full faith and credit.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties and interest related thereto and any other additions thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax (and “Taxes” and “Taxation” shall be construed to have corresponding meanings)).

“Tax Event” will occur with respect to the Subordinated Notes if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the Issue Date of the Subordinated Notes, interest payable by the Issuer in respect of the Subordinated Notes is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by the Issuer for income tax purposes in the applicable jurisdiction (to the extent that such interest was so deductible as of the time of such Tax Event), and that non-deductibility cannot be avoided by the Issuer, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.

“Taxing Jurisdiction” means Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which the Issuer makes a payment on the Subordinated Notes or in which the Issuer generally becomes subject to taxation, or any jurisdiction in which a successor of the Issuer is incorporated.

“Tier 2 Capital” means (i) if the Applicable Supervisory Regulations are the Bermuda Group Rules, “Tier 2 Ancillary Capital” as set out in the Bermuda Group Supervision Rules of the Issuer or the Regulatory Group (whether on a solo, group or consolidated basis) (or, if the Bermuda Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Bermuda Group Supervision Rules, as amended); (ii) if the Applicable Supervisory Regulations are Solvency II, capital which is treated as “Tier 2 Capital” of the Issuer or the Regulatory Group (whether on a solo, group or consolidated basis) by the Applicable Supervisor under Solvency II; and otherwise, capital which is treated as the nearest corresponding concept to “Tier 2 Ancillary Capital” under the Bermuda Group Supervision Rules and “Tier 2 Capital” under Solvency II of the Issuer or the Regulatory Group (whether on a solo, group or consolidated basis) by the Applicable Supervisor under the Applicable Supervisory Regulations.

“Trustee” means The Bank of New York Mellon in its capacity as trustee under this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is the address specified in Section 12.01 or such other address as to which the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer).

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“U.S. GAAP” has the meaning specified under Section 4.06(b).

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

Section 1.02.  Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions;

(7)                                 references to sections of or rules under applicable laws or regulations will be deemed to include substitute, replacement of successor sections or rules as may be adopted from time to time;

(8)                                 unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture;

(9)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(10)                          words importing any gender include all genders;

(11)                          references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and

(12)                          the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.”

ARTICLE 2
THE SUBORDINATED NOTES

Section 2.01.  Form and Dating.

(a)           General.  The Subordinated Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein. The Issuer shall approve the form of the Subordinated Notes and any notation, legend or endorsement thereon. Each Subordinated Note will be dated the date of its authentication. The terms and provisions contained in the Subordinated Notes will constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision in the Subordinated Notes conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Subordinated Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Increases and Decreases in Global Note” attached thereto). Each Global Note will represent such of the outstanding Subordinated Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Subordinated Notes represented thereby will be made by the Trustee, the Depositary or the Paying Agent, in accordance with instructions given by the Holder thereof as required by Section 2.09.

(c)           The Subordinated Notes, on original issuance, shall be issued in the form of one or more fully registered Global Notes and deposited with The Bank of New York Mellon, London Branch, as common depository for of Clearstream and Euroclear (the “Depositary”). The Global Notes will be registered in the name of the Depositary or its nominee until a successor Depositary, if any, becomes the Depositary pursuant to this Indenture and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder. The interest in the Global Notes held through the Depositary shall be delivered by the Trustee to the Depositary or a custodian appointed by the Depositary and the Depositary shall credit the accounts of Euroclear and Clearstream.

(d)           If (1) the Depositary or any successor to the Depositary is at any time unwilling or unable to continue as a Depositary and a successor depositary is not appointed by the Issuer within 90 days, or (2) either Euroclear or Clearstream, or a successor clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to permanently cease business or does in fact do so, the Issuer will issue individual definitive notes in registered form in exchange for the Global Notes. Upon receipt of such notice from the Depositary or a Holder, as the case may be, the Issuer will use its best efforts to make arrangements with the Depositary for the exchange of interests in the Global Notes for individual Definitive Registered Notes and cause the requested individual Definitive Registered Notes to be executed and delivered to the Registrar in sufficient quantities and authenticated by or on behalf of the Registrar for delivery to Holders. Persons exchanging interests in a Global Note for individual Definitive Registered Notes will be required to provide the Registrar, through the relevant clearing system, with written instruction and other information required by the Issuer and the Registrar to complete, execute and deliver such individual Definitive Registered Notes. In all cases, individual Definitive Registered Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by the relevant clearing system. Individual Definitive Registered Notes will not be eligible for clearing and settlement through Euroclear or Clearstream.

(e)           Book-Entry Provisions.  The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Note that are held by Participants through the Depositary, Euroclear or Clearstream.

(f)            Denomination.  The Subordinated Notes initially will be limited to SEK 2,750,000,000 aggregate principal amount. The Subordinated Notes will be issued in fully registered form, without coupons, in minimum denominations of SEK 2,000,000 and integral multiples of SEK 1,000,000 in excess thereof.

Section 2.02.  Payment of Interest.

(a)           The Subordinated Notes will bear interest from (and including) the Issue Date to, but excluding, the Final Maturity Date or earlier redemption of the Subordinated Notes as provided in this Indenture, as the case may be, at the Interest Rate, payable quarterly in arrears on each Interest Payment Date to the Persons in whose name the Subordinated Notes were registered at the close of business on the applicable Interest Payment Record Date, subject to deferral in accordance with Section 2.02(c) and Section 2.02(d). On the Final Maturity Date or earlier date of redemption, the Issuer will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. If the Final Maturity Date falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the Final Maturity Date.

(b)           Principal and interest will be payable, and the Subordinated Notes will be transferable or exchangeable, at the office or offices or agency maintained by the Issuer for this purpose. All payment obligations under the Subordinated Notes will be payable in Swedish krona.

(c)           So long as no Mandatory Deferral Event has occurred and is continuing and the relevant Interest Payment Date is not a Compulsory Interest Payment Date, the Issuer may defer interest payments on the Subordinated Notes, from time to time, for one or more periods (each, an “Optional Deferral Period”). Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest on the Subordinated Notes and will be subject to Section 2.03. Prior to an Optional Deferral Period, the Issuer will be required to provide to the Trustee an Officer’s Certificate identifying the beginning of the Optional Deferral Period and shall notify the Holders of the Subordinated Notes at least five Business Days before the first Interest Payment Date during the Optional Deferral Period. The Issuer may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period and upon payment by the Issuer in full of all interest accrued during an Optional Deferral Period, the

Optional Deferral Period shall be deemed to terminate. Any Optional Deferral Period shall also be deemed terminated on any Interest Payment Date that is a Compulsory Interest Payment Date.

(d)           If, as of any Interest Payment Date, a Mandatory Deferral Event has occurred and is continuing or would occur if payment of interest accrued on the Subordinated Notes were made on such Interest Payment Date, the Issuer shall be required to defer payment of all (and not less than all) of the interest accrued on the Subordinated Notes as of such Interest Payment Date (a “Mandatory Deferral Period”). Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest on the Subordinated Notes and will be subject to Section 2.03. Prior to a Mandatory Deferral Period, the Issuer shall provide to the Trustee an Officer’s Certificate identifying the beginning of the Mandatory Deferral Period and shall notify the Holders of the Subordinated Notes at least five Business Days before the first Interest Payment Date during the Mandatory Deferral Period unless the Mandatory Deferral Event occurs within such five Business Day period, in which case the Issuer shall so notify the Holders promptly following the occurrence of such Mandatory Deferral Event.

(e)           Notwithstanding any other provision in the Subordinated Notes or this Indenture, the deferral of any payment of interest on the Subordinated Notes on any Interest Payment Date in accordance with this section will not constitute an Issuer Winding-Up Event under this Indenture or the Subordinated Notes and will not give Holders of the Subordinated Notes or the Trustee any right to accelerate repayment of the Subordinated Notes.

(f)            Interest on the Subordinated Notes will be calculable on the basis of a day count fraction equal to the actual number of days elapsed in the relevant Interest Period divided by 360.

(g)           The amount of interest for each day that the Subordinated Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of the Subordinated Notes. The amount of interest to be paid on the Subordinated Notes for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

(h)           The Interest Rate and amount of interest to be paid on the Subordinated Notes for each Interest Period will be determined by the Calculation Agent. The Calculation Agent will, upon the request of any Holder of the Subordinated Notes, provide the interest rate then in effect during any Interest Period with respect to the Subordinated Notes, and shall notify the Issuer of the Interest Rate for each such Interest Period on the relevant Interest Determination Date. All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Issuer and the Holders of the Subordinated Notes. So long as the Applicable STIBOR Rate is required to be determined with respect to the Subordinated Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish the Applicable STIBOR Rate for any Interest Period, or that the Issuer proposes to remove such Calculation Agent, the Issuer shall appoint itself or another Person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

Section 2.03.  Arrears of Interest.

(a)           Any interest in respect of the Subordinated Notes not paid on an Interest Payment Date, together with any interest in respect of the Subordinated Notes not paid on an earlier Interest Payment Date will, so long as the same remains unpaid, constitute “Arrears of Interest” in respect of the Subordinated Notes. Arrears of Interest shall not themselves bear interest. Arrears of Interest on the Subordinated Notes will remain payable for so long as it remains unpaid. Any reference in this Indenture or the Subordinated Notes to principal, premium or interest in respect of the Subordinated Notes, any redemption amount and any other amounts in the nature of principal shall be deemed also to refer to any Arrears of Interest applicable to the Subordinated Notes that may be payable under this Indenture, and the express mention of the payment of Arrears of Interest applicable to the Subordinated Notes (if applicable) in any provision hereof shall not be construed as excluding Arrears of Interest applicable to the Subordinated Notes in those provisions hereof where such express mention is not made.

(b)           So long as no Mandatory Deferral Event has occurred and is continuing (or unless otherwise permitted by the Applicable Supervisor), at the Issuer’s option, Arrears of Interest on the Subordinated Notes may be paid in whole or in part to the Persons in whose names the Subordinated Notes are registered as of the close of business on the 15th calendar day (whether or not such date is a Business Day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five Business Days’ written notice to the Trustee, the Paying Agent and the Holders of the Subordinated Notes to such effect (which written notice shall specify the amount of such Arrears of Interest).

(c)           If not previously paid, Arrears of Interest with respect to the Subordinated Notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of:

(1)           so long as no Mandatory Deferral Event has occurred and is continuing, the next Interest Payment Date for the Subordinated Notes that does not occur during an Optional Deferral Period or that is a Compulsory Interest Payment Date; or

(2)           the redemption date of the Subordinated Notes in accordance with Article 3; or

(3)           the date on which an Issuer Winding-Up Order occurs; or

(4)           the Final Maturity Date for the Subordinated Notes;

provided, that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.

Section 2.04.  Initial Amount of Subordinated Notes.

(a)           The Subordinated Notes will initially be issued in the aggregate principal amount of SEK 2,750,000,000. The Subordinated Notes, may upon execution of this Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Notes in accordance with a Company Order.

(b)           The Issuer may issue from time to time, without giving notice to or seeking the consent of the Holders of the Subordinated Notes, issue additional notes (“Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Subordinated Notes (except for the initial public offering price, first Interest Payment Date (if applicable) and the Issue Date). Any such Additional Notes having such similar terms, together with the Subordinated Notes, will constitute a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase with the Initial Notes; provided that if such Additional Notes are not (i) issued pursuant to a “qualified reopening” of the original series, (ii) treated as part of the same “issue” of debt instruments as the original series or (iii) issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes, such Additional Notes will have a separate ISIN number or other identifier.

(c)           Whenever it is proposed to create and issue any Additional Notes, the Issuer shall give to the Trustee not less than five Business Days’ notice in writing of its intention so to do stating the amount of Additional Notes (including a range of amounts if the transaction has not yet priced) proposed to be created and issued.

Section 2.05.  No Sinking Fund.

The Subordinated Notes do not have the benefit of any mandatory redemption or sinking fund obligation and are not redeemable at the option of the Holders.

Section 2.06.  Execution and Authentication.

The Subordinated Notes shall be executed on behalf of the Issuer by any two Officers. The signature of any of these individuals on the Subordinated Notes may be manual, facsimile or electronic (including “.pdf” format).

Subordinated Notes bearing the manual, facsimile or electronic (including “.pdf” format) signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Subordinated Notes or did not hold such offices at the date of such Subordinated Notes.

A Subordinated Note will not be valid until authenticated by the manual, facsimile or electronic (including “.pdf” format) signature of the Trustee. The signature will be conclusive evidence that the Subordinated Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Subordinated Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, the Issuer shall deliver such Subordinated Note to the Registrar for cancellation pursuant to Section 2.14, and for all purposes of this Indenture such Subordinated Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an authorized representative (an “Authentication Order”), authenticate Subordinated Notes for original issue that may be validly issued under this Indenture, including any Additional Notes as provided in Section 2.04.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Subordinated Notes (the “Authenticating Agent”). Each such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, the Authenticating Agent may authenticate Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.07.  Registrar, Transfer Agent and Paying Agent.

(a)           The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the Subordinated Notes. The initial Paying Agent will be The Bank of New York Mellon acting through its London Branch (the “Paying Agent”) and The Bank of New York Mellon acting through its London Branch hereby accepts such appointment.

(b)           The Issuer will also maintain one or more registrars (each, a “Registrar”) for the registration of the Subordinated Notes and of their transfer or exchange for so long as the Subordinated Notes are listed on the Official List and its rules so require.

(c)           The Issuer will maintain a transfer agent (each, a “Transfer Agent”). The Issuer hereby appoints the Trustee as the initial Registrar and the Trustee hereby accepts such appointment. The Issuer hereby appoints the Trustee as the initial Transfer Agent and the Trustee hereby accepts such appointment. Each Transfer Agent shall perform the functions of a transfer

(d)           Upon notice to the Trustee, the Issuer may change the Paying Agents, the Registrars or the Transfer Agents without prior notice to the Holders. For so long as the Subordinated Notes are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Main Securities Market and the rules and regulations of the Irish Stock Exchange so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in the manner permitted by such rules and regulations, on the official website of the Irish Stock Exchange (www.ise.ie) in accordance with Section 12.01.

(e)           None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Subordinated Notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Subordinated Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Subordinated Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee and each Agent shall be entitled to deal with the Depositary and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Subordinated Notes) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, any Agent or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

(f)            Pursuant to and in accordance with Section 7.02(i), in connection with acting hereunder, the Paying Agent shall be entitled to the rights, privileges, protections, immunities and benefits given to the Trustee in this Indenture and otherwise. For the avoidance of doubt, the provisions of Section 7.05 shall apply to the Paying Agent mutatis mutandis. The following terms and conditions in this Section 2.07(f) shall apply to the Paying Agent in connection with its acting hereunder. In the event of a conflict between the terms and conditions of this Section 2.07(f) and the terms and conditions in the indenture, including the rights, privileges, protections, immunities and benefits given to the Paying Agent by virtue of Section 7.02(i), the provisions of this Section 2.07(f) shall control.

In order to provide for all payments due on the Subordinated Notes as the same shall become due, the Issuer shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time one Business Day prior to the due date for the payment of each Subordinated Note, at such bank as the Paying Agent shall previously have notified to the Issuer, immediately available funds sufficient to meet all payments due on such Subordinated Notes.

The Issuer hereby authorizes and directs the Paying Agent, from the amounts paid to it pursuant to this Section 2.07(f), to make or cause to be made all payments on the Subordinated Notes in accordance with the terms thereof. Such payments shall be made to the Holder or Holders of Subordinated Notes in accordance with the terms of the Subordinated Notes, the provisions contained in this Indenture, and the procedures of Euroclear and Clearstream. All interest payments in respect of the Subordinated Notes will be made by the Paying Agent on the relevant interest payment date (as set forth in the Subordinated Note) to the Holders in whose names the Subordinated Notes are registered at the close of business (in New York City) on the record date specified in the Subordinated Notes next preceding the interest payment date or such other date as is provided in the Subordinated Notes. So long as the Subordinated Notes are represented by a single global certificate and registered in the name of the Depositary or another common depository for Euroclear and Clearstream, or a nominee of the Depositary or such other common depository all interest payments on the Subordinated Notes shall be made by the Paying Agent by wire transfer of immediately available funds in SEK to such Holder.

The Paying Agent will pay the principal amount of each Subordinated Note and premium, if any, on the applicable maturity date or upon any redemption date with respect thereto, together with accrued and unpaid interest due at maturity or such redemption date, if any, upon presentation and surrender of such Subordinated Note on or after the maturity date or redemption date thereof to the Paying Agent, or as specified in the Subordinated Notes.

If for any reason the amounts received by the Paying Agent are insufficient to satisfy all claims in respect of all payments then due on the Subordinated Notes, the Paying Agent shall forthwith notify the Issuer, and the Paying Agent shall not be obligated to pay any such claims until the Paying Agent has received the full amount of the monies then due and payable in respect of such Subordinated Notes. If, however, the Paying Agent in its sole discretion shall make payment on the Subordinated Notes on their maturity or redemption, or payments of interest or such other payments when otherwise due (it being understood that the Paying Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been received is not received on such date, the Issuer agrees forthwith on demand to pay, or procure the payment of, to the Paying Agent, in addition to the amount which should have been paid hereunder, interest thereon from the day following the date when the amount unpaid should have been received under this Indenture to the date when such amount is actually received (inclusive) at a rate equal to the cost of the Paying Agent of funding such amount, as certified by the Paying Agent and expressed as a rate per annum.

The Paying Agent hereby agrees that:

(1)           it will hold all sums held by it as Paying Agent for the payment of the principal of or premium, if any, or interest on the Subordinated Notes in trust for the benefit of the Holders of the Subordinated Notes entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such Holders or otherwise as provided below and in this Indenture;

(2)           it will promptly give the Trustee notice of: (x) an Issuer deposit for the payment of principal of or premium, if any, or interest on the Subordinated Notes, (y) any failure by the Issuer in the making of any deposit for the payment of principal of or premium, if any, or interest on the Subordinated Notes that shall have become payable, and (z) any default by the Issuer in making any payment of the principal of or premium, if any, or interest on the Subordinated Notes where the same shall be due and payable as provided in the Subordinated Notes; and

(3)           at any time after an Issuer Winding-Up Event shall have occurred, the Paying Agent shall, if so required by notice in writing given by the Trustee to the Paying Agent: (y) thereafter, until otherwise instructed by the Trustee, act as agent of the Trustee under the terms of the Indenture; and/or (z) deliver all Subordinated Notes and all sums, documents and records held by the Paying Agent in respect of the Subordinated Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any document or record which the Paying Agent is obligated not to release by any applicable law or regulation.

Notwithstanding the foregoing:

(4)           if any Subordinated Note is presented or surrendered for payment to the Paying Agent and the Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Paying Agent shall as soon as is reasonably practicable notify the Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid; and

(5)           the Paying Agent shall cancel each Subordinated Note against surrender of which it has made full payment and shall deliver each Subordinated Note so cancelled by it to the Trustee.

In no event, shall the Paying Agent be obligated to make any payments hereunder if it has not received the full amount of any payment.

General

In acting under this Indenture, the Paying Agent shall not (a) be under any fiduciary duty towards any Person, (b) be responsible for or liable in respect of the authorization, validity or legality of any Subordinated Note amount paid by it hereunder (except to the extent that any such liability is determined by a court of competent jurisdiction to have been resulted from the Paying Agent’s negligence or wilful misconduct), (c) be under any obligation towards any Person other than the Trustee and Issuer or (d) assume any relationship of agency or trust for or with any Holder.

The Paying Agent shall be entitled to treat the registered Holder of any Subordinated Note as the absolute owner of such Subordinated Note for all purposes and make payments thereon accordingly.

The Paying Agent may exercise any of its rights or duties hereunder by or through agents or attorneys, and shall not be responsible for any misconduct thereof, provided such agent or attorney has been appointed with due care. Each such agent making any payment on the Subordinated Notes shall be a United States person (as defined in Section 7701(a)(30) of the Code) that is a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1(c)(5) and a U.S. financial institution within the meaning of Treasury Regulation Section 1.1471-1(b)(136).

The Paying Agent shall not exercise any lien, right of set-off or similar claim against any Holder of a Subordinated Note in respect of moneys payable by it under this Indenture; however, should the Paying Agent elect to make a payment pursuant to this Section 2.07(f), it shall be entitled to appropriate for its own account out of the funds received by it under this Section 2.07(f) an amount equal to the amount so paid by it.

The Paying Agent may (at the expense of the Issuer) consult, on any matter concerning its duties hereunder, any legal adviser or other expert selected by it, and the Paying Agent shall not be liable in respect of anything done, or omitted to be done in good faith in accordance with that adviser’s opinion. At any time, the Paying Agent may apply to any duly authorized representative of the Issuer for a written instruction, and shall not be liable for an action lawfully taken or omitted to be taken in accordance with such instruction. Notwithstanding anything to the contrary herein, in no event shall the Paying Agent be entitled to reimbursement of the expenses of such legal adviser or expert with respect to any matter arising from the Paying Agent’s negligence or wilful misconduct. The Paying Agent shall promptly notify the Issuer of any action taken or omitted by the Paying Agent in reliance upon such advice.

The Paying Agent shall be entitled to rely, and shall not be liable in respect of anything done or suffered by it in reliance, on any notice, document, communication or information reasonably believed in good faith by it to be genuine and given by the proper parties.

The Paying Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Subordinated Notes, and no implied duties or obligations shall be read into this Indenture or the Subordinated Notes against the Paying Agent.

The Paying Agent shall not be liable to account to the Issuer for any interest or other amounts in respect of funds received by it from the Issuer. Money held by the Paying Agent need not be segregated except as required by law.

No provision of this Indenture or the Subordinated Notes shall require the Paying Agent to risk or expend its own funds, or to take any action which in its reasonable judgment would result in any expense or liability accruing to it.

In no event will the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, severe loss or severe malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent will use best reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The Paying Agent shall have no duty to inquire as to the performance of the covenants of the Issuer, nor shall it be charged with knowledge of any default under the Indenture.

In no event shall the Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profit of any kind) of the Issuer or any other Person (or, in each case, any successor thereto), even if the Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Paying Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, the Subordinated Notes, with the same rights that it or they would have if it were not the Paying Agent, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Paying Agent.

The Paying Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture.

The Issuer will supply the Paying Agent with the names and specimen signatures of its authorized persons as soon as practicable after the date hereof.

The Paying Agent shall be entitled to take any action or to refuse to take any action which the Paying Agent regards as necessary for the Paying Agent to comply with any applicable law, regulation, fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

Change of Paying Agent

Resignation or Removal of Paying Agent. Any time, other than on a day during the thirty (30) day period preceding any payment date for Issuer’s Subordinated Notes, the Paying Agent may resign by giving at least thirty (30) days’ prior written notice to Issuer; and the Paying Agent’s agency shall be terminated and its duties shall cease upon expiration of such thirty (30) days or such lesser period of time as shall be mutually agreeable to Paying Agent and Issuer. At any time, following at least thirty (30) days’ prior written notice (or such lesser period of time as shall be mutually agreeable to the Paying Agent and the Issuer) from the Issuer, the Paying Agent may be removed from its agency. Such removal shall become effective upon the expiration of the thirty (30) day or agreed lesser time period (provided that any such removal shall be immediate in case the Paying Agent shall be adjudicated bankrupt or insolvent), and upon payment to the Paying Agent of all amounts payable to it in connection with its agency. In such event, following payment of its fees and expenses, the Paying Agent shall deliver to the Issuer, or to the Issuer’s designated representative, all Subordinated Notes (if any) and cash (if any) belonging to the Issuer and, at the Issuer’s expense, shall furnish to the Issuer, or to the Issuer’s designated representative, such information regarding the status of the Issuer’s outstanding Subordinated Notes reasonably requested by the Issuer.

Any Person into which a Paying Agent may be merged or consolidated or any Person resulting from any merger or consolidation to which such Paying Agent is a party or any Person to which such Paying Agent shall sell or otherwise transfer all or substantially all of its corporate trust or agency assets or business shall on the date on which such merger, consolidation or transfer becomes effective become the successor to such Paying Agent under this Indenture without the execution or filing of any paper or any further act on the part of the parties hereto.

U.S. Tax Forms

The Paying Agent shall deliver to the Issuer two properly completed and executed originals of IRS Form W-9 (or appropriate successor form) upon entering into this Indenture (and from time to time thereafter upon reasonable request of the Issuer). The Paying Agent agrees that if any form or certification that it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification promptly or promptly notify the Issuer in writing of its legal inability to do so.

Any agent appointed pursuant to this Section 2.07(f) hereof making any payment on the Subordinated Notes shall deliver to the Issuer two properly completed and executed originals of IRS Form W-9 (or appropriate successor form) upon such appointment (and from time to time thereafter upon reasonable request of the Issuer).

The terms of this caption “U.S. Tax Forms” shall survive the termination of this Indenture.

FATCA

Notwithstanding any other provision of this Indenture or the Subordinated Notes, the Paying Agent shall be entitled to make a deduction or withholding (including the deduction of FATCA Withholding Tax) from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Subordinated Notes, in which event the Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted, and the Paying Agent shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax. In addition, the Issuer agrees to provide the Paying Agent tax-information about holders or the transactions contemplated hereby (including any modification to the terms of such transactions), to the extent such information is directly available to the Company, so that the Paying Agent can determine whether it has tax-related obligations under applicable law.

Section 2.08.  Holder Lists.

The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee or the Paying Agent is not the Registrar, the Issuer will or cause the Registrar to furnish to the Trustee (but only if the Trustee so requires) and each Paying Agent at least seven Business Days before each interest payment date and at such other times as the Trustee or the Paying Agent may request in writing, a list of the names and addresses of the Holders in such form and as of such date as the Trustee or the Paying Agent may reasonably require.

Section 2.09.  Transfer and Exchange.

(a)           The Subordinated Notes may be surrendered for registration, transfer or exchange at the office of the Registrar. Also, all notices or demands to or upon the Issuer in respect to the Subordinated Notes and this Indenture may be served on the issuer at the office of the Registrar.

(b)           Upon surrender for registration of transfer of any Subordinated Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.09, the Issuer shall execute, and the Trustee or an Authenticating Agent shall, upon receipt of a written order from the Issuer, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Subordinated Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Subordinated Notes may be exchanged for other Subordinated Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Subordinated Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 2.07. Whenever any Subordinated Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee or an Authenticating Agent shall, upon receipt of a written order from the Issuer, authenticate and deliver, the Subordinated Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Subordinated Notes presented or surrendered for registration of transfer or for exchange, repurchase or redemption shall (if so required by the Issuer, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge will be made by the Issuer or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note for any registration, transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.13, Section 3.07 and Section 4.02).

The Issuer and the Registrar shall not be required (A) to register the transfer of or to exchange any Subordinated Note subject to redemption, (B) to register the transfer of a Subordinated Note other than in amounts of SEK 2,000,000 or an integral multiple of SEK 1,000,000 in excess thereof or (C) All Subordinated Notes issued upon any registration of transfer or exchange of Subordinated Notes in accordance with this Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Subordinated Notes surrendered upon such registration of transfer or exchange.

(c)           The transfer and exchange of Book-Entry Interests shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Transfer Agent (copied to the Trustee and Registrar) must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.

(d)           A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(e)           Certificated Notes. Notwithstanding Section 2.01(d), upon the issuance of certificated notes substantially in the form of Exhibit A hereto, Holders will be able to transfer certificated notes substantially in the form of Exhibit A hereto at the specified office of the Registrar or any Paying Agent or Transfer Agent upon the surrender of such certificated notes, together with the form of transfer endorsed thereon duly completed and executed, and otherwise in accordance with the provisions of this Indenture. In the case of a transfer of only a part of a certificated note, a new certificated note substantially in the form of Exhibit A hereto will be issued to the transferee at such specified office in respect of the part transferred and a further new certificated note in respect of the balance of the holding not transferred will be issued to the transferor.

(f)            Every Subordinated Note (including the Book-Entry Interests in Global Notes) shall be subject to the restrictions on transfer in the Regulation S Legend set forth below, and the Holder of each such Subordinated Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

Each Subordinated Note (including each Global Note) shall bear a legend in substantially the following form on the face thereof (the “Regulation S Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF EACH OF THE ISSUER, THE REGISTRAR AND THE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D), TO REQUIRE DELIVERY OF A CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION SATISFACTORY TO IT. BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON

AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

THE RIGHTS ATTACHING TO THIS SECURITY ARE AS SPECIFIED IN THE INDENTURE.

Each Global Note shall bear a legend in substantially the following form on the face thereof (the “Global Note Legend”):

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY NAMED BELOW OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS SECURITY AND THE INDENTURE. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE ISSUER, THE TRUSTEE, THE AGENTS AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

(g)           All Global Notes may be exchanged or replaced, in whole or in part, as provided in Section 2.09(d), Section 2.10 and Section 2.13. A Global Note may not be exchanged for another Subordinated Note other than as provided in this Section 2.09. Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.09(c) or Section 2.09(d).

(h)           The Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Subordinated Note is registered as the absolute owner of such Subordinated Note for the purpose of receiving payment of principal of and interest on the Subordinated Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(i)            All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the Registrar pursuant to this Section 2.09 to effect a registration of transfer or exchange may be submitted by facsimile (to be followed by an original (or originals) to the Trustee upon its reasonable request).

(j)            None of the Trustee, any Agent or the Issuer shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Subordinated Note (including any transfers between or among Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.10.  Replacement Subordinated Notes.

(a)           If any mutilated Subordinated Note is surrendered to the Registrar, the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Subordinated Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Subordinated Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity and/or security must be supplied by the Holder that is sufficient and satisfactory in the judgment of the Trustee and the Issuers to protect the Issuer, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Subordinated Note is replaced. The Issuer and the Trustee may charge for its expenses in replacing a Subordinated Note, including properly incurred fees and expenses of counsel.

(b)           Every replacement Subordinated Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Subordinated Notes duly issued hereunder.

(c)           The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Notes.

Section 2.11.  Outstanding Subordinated Notes.

(a)           The Subordinated Notes outstanding at any time are all the Subordinated Notes authenticated by the Trustee except for those canceled by the Registrar, those delivered to the Registrar for cancellation, those reductions in the interest in a Global Note effected by the Trustee, Depositary or Paying Agent in accordance with the provisions hereof, and those described in this Section 2.11 as not outstanding. Except as set forth in Section 2.12, a Subordinated Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Subordinated Note; however, Subordinated Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.02.

(b)           If a Subordinated Note is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Subordinated Note is held by a protected purchaser.

(c)           If the principal amount of any Subordinated Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)           If a Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay

Subordinated Notes payable on that date, then on and after that date such Subordinated Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.12.  Treasury Subordinated Notes.

In determining whether the Holders of the required principal amount of Subordinated Notes have concurred in any direction, waiver or consent, Subordinated Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Subordinated Notes that the Trustee knows are so owned will be so disregarded.

Section 2.13.  Temporary Subordinated Notes.

(a)           Until certificates representing Subordinated Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Subordinated Notes. Temporary Subordinated Notes will be substantially in the form of certificated notes, which are substantially in the form of Exhibit A hereto, but may have variations that the Issuer considers appropriate for temporary Subordinated Notes and as may be reasonably acceptable to the Trustee.

(b)           Holders of temporary Subordinated Notes will be entitled to all of the benefits of this Indenture.

Section 2.14.  Cancellation; Purchases.

(a)           The Issuer at any time may deliver Subordinated Notes to the Registrar for cancellation. The Trustee, each Paying Agent and any Transfer Agent will forward to the Registrar any Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Registrar and no one else will cancel all Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Subordinated Notes (subject to the record retention requirement of the U.S. Exchange Act). Certification of the disposal of all canceled Subordinated Notes will be delivered to the Issuer by the Registrar following a written request from the Issuer. The Issuer may not issue new Subordinated Notes to replace Subordinated Notes that it has paid or that have been delivered to the Registrar for cancellation.

(b)           The Issuer may, in its sole discretion, at any time, subject to compliance with the Applicable Supervisory Regulations, purchase the Subordinated Notes for cancellation in the open market or otherwise at any price; provided that such purchase is permitted only if the applicable Conditions to Redemption in Section 3.05 and the limitations relating to optional deferral of interest in Section 2.02(c) have been satisfied with respect to such purchase.

Section 2.15.  No Rights of Set-off.

The Subordinated Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of the Issuer or any of its subsidiaries in the

Regulatory Group or to any Person in whose names the Subordinated Notes are registered or any creditor of the Issuer or any of its subsidiaries in the Regulatory Group.

Section 2.16.  ISIN or Common Code Number.

The Issuer in issuing the Subordinated Notes may use an “ISIN” or “Common Code” number and, if so, such ISIN or Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN or Common Code number printed in the notice or on the Subordinated Notes, and that reliance may be placed only on the other identification numbers printed on the Subordinated Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.

The Issuer will promptly notify the Trustee and the Paying Agent in writing of any change in the ISIN or Common Code number.

Section 2.17.  Agents.

(a)           Actions of Agents.  The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)           Agents of Trustee.  The Issuer and the Agents acknowledge and agree that in the case of an Issuer Winding-Up Event or the failure of the Issuer to comply with any term or condition under the Subordinated Notes or this Indenture, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.

(c)           The Agents shall hold all funds as bankers subject to the terms of this Indenture and as a result, such money need not be held in accordance with the rules established by the Financial Conduct Authority in its Handbook of rules and guidance from time to time in relation to client money.

(d)           The Agents shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

(e)           Except as expressly provided in this Section 2.17, the Agents shall not have any relationship of agency or trust with any party other than the Issuer.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01.  Final Redemption.

(a)           Unless previously redeemed or purchased and canceled, the Subordinated Notes will become finally due and payable, and will be redeemed, on the Final Maturity Date for the Subordinated Notes at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the Subordinated Notes to, but excluding, the Final Maturity Date, and any Additional Amounts thereon.

(b)           The Issuer shall notify the Trustee and the Holders of the Subordinated Notes in writing not less than 10 Business Days prior to the applicable Scheduled Maturity Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable Scheduled Maturity Date) if the applicable Conditions to Redemption will not be satisfied on the applicable Scheduled Maturity Date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption of the Subordinated Notes shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the Holders of the Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the date that final payment on the Subordinated Notes will occur, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the stated redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

Section 3.02.  Optional Redemption.

(a)           Beginning on September 22, 2022 and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the Subordinated Notes, the Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Issuer’s option, at a Redemption Price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of Subordinated Notes being redeemed to, but excluding, the redemption date, and any Additional Amounts thereon, plus 100% of the principal amount of the Subordinated Notes to be redeemed.

(b)           Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each Holder of the Subordinated Notes to be redeemed. The Issuer shall notify the Trustee and the Holders of the Subordinated Notes in writing not less than 10 Business Days prior to the applicable redemption date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable redemption date) if the applicable Conditions to Redemption will not be satisfied on the applicable redemption date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the Holders of the Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new redemption date for the Subordinated Notes, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

(c)           Unless the Issuer defaults in payment of the Redemption Price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the redemption date, interest will cease to accrue on the Subordinated Notes or portions thereof called for redemption. In the event the Subordinated Notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the Subordinated Notes to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing.

Section 3.03.  Specified Event Redemption of Subordinated Notes.

(a)           The Subordinated Notes may be redeemed at the Issuer’s option and sole discretion, in whole, but not in part, within 90 days following the occurrence of a Specified Event (a “Specified Event Redemption”); provided that, at the time of such Specified Event Redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. The Subordinated Notes will be redeemed at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the Subordinated Notes being redeemed to, but excluding, the redemption date, and any Additional Amounts thereon.

(b)           Notice of any Specified Event Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Trustee and each Holder of Subordinated Notes to be redeemed at its registered address (which notice will be irrevocable). The Issuer shall notify the Trustee and the Holders of the Subordinated Notes in writing not less than 10 Business Days prior to the applicable redemption date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable redemption date) if the applicable Conditions to Redemption will not be satisfied on the applicable redemption date, which written notice shall state the cause of the failure to satisfy such conditions, and the Specified Event Redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the Holders of the Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new redemption date for the Subordinated Notes, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

(c)           Such notice shall state the specified redemption date, the facts establishing the right of the Issuer to redeem the Subordinated Notes, and that all outstanding Subordinated Notes shall be redeemed at the applicable Redemption Price on the redemption date automatically and without any further action by the Holders of the Subordinated Notes.

(d)           Unless the Issuer defaults in the payment of the Redemption Price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the redemption date, interest will cease to accrue on the Subordinated Notes to be redeemed. In the event the Subordinated Notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the Subordinated Notes to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing.

Section 3.04.  Variation and Substitution of the Subordinated Notes.

(a)           If a Specified Event occurs, the Issuer may, as an alternative to redemption of the Subordinated Notes, at any time, without the consent of any Holder, by means of a supplemental indenture, vary any term or condition of the Subordinated Notes or substitute all (but not less than all) of the Subordinated Notes for other Subordinated Notes, so that the varied Subordinated Notes or the substituted Subordinated Notes, as the case may be, become Qualifying Equivalent Securities.

(b)           The principal amount of the Qualifying Equivalent Securities to be received by Holders in substitution shall be equal to the principal amount of the Subordinated Notes.

(c)           Any variation or substitution of the Subordinated Notes is subject to the Issuer’s prior notification to the Holders by no more than 60 nor less than 30 calendar days’ prior notice (which notice shall be irrevocable and shall specify the date fixed for such variation or substitution) in accordance with the notice provisions in Section 3.08 and to:

(1)           the Issuer being in compliance with the Applicable Supervisory Regulations on the date of such variation or substitution, and such variation or substitution not resulting directly or indirectly in a breach of such Applicable Supervisory Regulations; and

(2)           the Issuer complying with the rules of any stock exchange (or any other relevant authority) on which the Subordinated Notes are listed or admitted to trading.

(d)           “Qualifying Equivalent Securities” means securities which have terms not materially less favorable to the Holders than the Subordinated Notes, as reasonably determined by the Issuer, and which:

(1)           contain terms which comply with then current requirements in relation to Tier 2 Capital under the Applicable Supervisory Regulations;

(2)           contain terms providing for the same interest rate and Interest Payment Dates from time to time applying to the Subordinated Notes;

(3)           contain new terms providing for mandatory deferral of payments of interest and/or principal only if such terms are not materially less favorable to the Holders than the mandatory deferral provisions contained in Section 2.02(d);

(4)           rank senior to or have the same ranking as the Subordinated Notes;

(5)           preserve the obligations (including the obligations arising from the exercise of any right) of the Issuer as to redemption of the Subordinated Notes, including (without limitation) as to timing of, and amounts payable upon such redemption;

(6)           do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

(7)           preserve any rights under the Conditions to Redemption to any accrued interest and Arrears of Interest, and any existing rights to other amounts payable under the Subordinated Notes which has accrued to Holders and not been paid.

Section 3.05.  Conditions to Redemption.

(a)           The “Conditions to Redemption” are satisfied on any day with respect to a scheduled redemption (including the applicable Scheduled Maturity Date and the applicable Final Maturity Date) or a planned purchase of the Subordinated Notes, if:

(1)           the redemption or purchase of the Subordinated Notes would not result in, or accelerate the occurrence of, an Insolvency Event;

(2)           the Solvency Capital Requirement is complied with after the redemption or purchase of the Subordinated Notes;

(3)           prior to September 22, 2022 (as well as any subsequent date where such consent is required), the Applicable Supervisor has given, and not withdrawn by such date, its prior consent to the redemption of the Subordinated Notes and the payment of accrued and unpaid interest and Arrears of Interest (if any) and any Additional Amounts thereon or to the purchase of the Subordinated Notes; and

(4)           any further conditions to such redemption or purchase under Applicable Supervisory Regulations on the basis that the Subordinated Notes are intended to qualify as Tier 2 Capital (including, for the avoidance of doubt, if the Applicable Supervisory Regulations are Solvency II, that no Insolvent Insurer Winding-Up has occurred and is continuing and that the Solvency II Minimum Capital Requirement is complied with after the redemption or purchase of the Subordinated Notes), or as have otherwise been imposed by the Applicable Supervisor, have, in each case, been complied with., but only, in the case of (1) through (3) above, to the extent the satisfaction of such condition(s) is required under Applicable Supervisory Regulations so as to permit the Subordinated Notes to qualify as Tier 2 Capital, and, in all cases, unless otherwise permitted by the Applicable Supervisor.

(b)           In the event that the Subordinated Notes are not redeemed as a result of a failure to satisfy the Conditions to Redemption, interest on the Subordinated Notes will continue to accrue and be paid on each Interest Payment Date (subject to Section 2.03) until the first date on which final payment on the Subordinated Notes may be made as described above under Section 3.01, at which time the Subordinated Notes will become due and payable, and will be finally redeemed at the principal amount of the Subordinated Notes, together with accrued and unpaid interest (including any Arrears of Interest) and any Additional Amounts thereon in the manner and subject to the conditions stated above.

(c)           Notwithstanding any other provision in the Subordinated Notes or this Indenture, in the event of non-payment on a scheduled redemption date resulting from a failure to satisfy the applicable Conditions to Redemption in accordance with this Section 3.05, the Subordinated Notes to be redeemed will not become due and payable on such date, and such non-payment will not constitute an Issuer Winding-Up Event under this Indenture or the Subordinated Notes and will not give Holders of the Subordinated Notes or the Trustee any right to accelerate repayment of the Subordinated Notes.

(d)           An Officer’s Certificate relating to the Subordinated Notes in connection with any redemption under this Article 3 certifying that (i) the applicable Conditions to Redemption have not been met or would not be met if the final redemption payment for the Subordinated Notes were made, or (ii) the applicable Conditions to Redemption have been met and would continue to be met if the final redemption payment for the Subordinated Notes were made or no such Conditions to Redemption apply shall, in the absence of manifest error, be treated and accepted by the Issuer, the Trustee, the Holders of the Subordinated Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officer’s Certificate without liability to any Person.

Section 3.06.  Election to Redeem; Notices to Trustee.

The election of the Issuer to redeem any Subordinated Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of less than all the Subordinated Notes pursuant to Section 3.02, the Issuer shall, not less than 10 days prior to the redemption date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such redemption date and of the principal amount of Subordinated Notes to be redeemed, such notice to be accompanied by a written statement signed by an authorized officer of the Issuer stating that no defaults in the payment of interest or Issuer Winding-Up Event with respect to Subordinated Notes has occurred (which have not been waived or cured). In the case of any redemption of Subordinated Notes prior to the expiration of any restriction on such redemption provided in the terms of the Subordinated Notes or elsewhere in this Indenture, the Issuer shall furnish the Trustee an Officer’s Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the redemption date and the record date;

(3)           the principal amount of Subordinated Notes to be redeemed;

(4)           the Redemption Price; and

(5)           the ISIN and Common Code numbers.

Section 3.07.  Selection of Subordinated Notes to Be Redeemed.

If less than all of the Subordinated Notes are to be redeemed, such Subordinated Notes to be redeemed shall be selected by the Trustee, by a method the Trustee deems fair and appropriate subject to the customary procedures of Clearstream and Euroclear. Neither the Paying Agent nor the Registrar shall be liable for selections made in accordance with this Section 3.07.

Notices of purchase or redemption will be given to each Holder pursuant to Section 3.08 and Section 12.01.

No Subordinated Notes of SEK 2,000,000 or less will be purchased or redeemed in part.

Section 3.08.  Notice of Redemption.

(a)           At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Subordinated Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 9. If the Subordinated Notes are at such time listed on the Official List of the Irish Stock Exchange, the Issuer shall inform the Irish Stock Exchange of the principal amount of the Subordinated Notes that have not been redeemed in connection with any optional redemption.

(b)           The notice will identify the Subordinated Notes to be redeemed and will state:

(1)           the redemption date and the record date;

(2)           the Redemption Price and accrued and unpaid interest (including Arrears of Interest), if any, and Additional Amounts, if any, to be paid;

(3)           if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(4)           if any Definitive Registered Note is being redeemed in part, the portion of the principal amount of such Subordinated Note to be redeemed, and that, after the redemption date, upon surrender of such Subordinated Note, a new Definitive Registered Note or Definitive Registered Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Definitive Registered Note;

(5)           the name and address of the Paying Agent(s) to which the Subordinated Notes are to be surrendered for redemption;

(6)           that Subordinated Notes called for redemption must be surrendered to the relevant Paying Agent to collect the Redemption Price, accrued and unpaid interest (including Arrears of Interest), if any, and Additional Amounts, if any;

(7)           that, unless the Issuer defaults in making such redemption payment, accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, on Subordinated Notes called for redemption ceases to accrue on and after the redemption date;

(8)           the paragraph of the Subordinated Notes and/or section of this Indenture pursuant to which the Subordinated Notes called for redemption are being redeemed; and

(9)           that no representation is made as to the correctness or accuracy of the ISIN and Common Code numbers listed in such notice or printed on the Subordinated Notes.

At the Issuer’s request, the Paying Agent will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Paying Agent, at least 45 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officer’s Certificate requesting that the Paying Agent give such notice and setting forth the information to be stated in such notice as provided in Section 3.06.

(c)           For Subordinated Notes that are represented by Global Note held on behalf of the Depositary any notice to be given to Holders under this Indenture may be given by delivery of the relevant notices to the Depositary for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Subordinated Notes are listed on the Official List of the Irish Stock Exchange and admitted for trading on the Main Securities Market and the rules and regulations of the Irish Stock Exchange so require, any such notice to the Holders shall also be published by the Issuer in the manner permitted by such rules on the official website of the Irish Stock Exchange (www.ise.ie), and, in connection with any redemption, the Issuer will notify the Irish Stock Exchange of any change in the principal amount of Subordinated Notes outstanding.

Section 3.09.  Effect of Notice of Redemption.

A redemption and notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.10.  Deposit of Redemption.

On or prior to 10:00 a.m. London time one Business Day prior to any redemption date, the Issuer will deposit with the Paying Agent money an amount of money, in funds immediately available on the due date, sufficient to pay the Redemption Price, and (except if the redemption date shall be an Interest Payment Date) accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, on all Subordinated Notes to be redeemed or purchased on that date. The Paying Agent will promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, on all Subordinated Notes to be redeemed or purchased.

Section 3.11.  Notes Payable on Redemption Date.

If the Issuer complies with Section 3.10, notice of redemption having been given as aforesaid, the Subordinated Notes so to be redeemed shall, on the redemption date, become due and payable at the Redemption Price therein specified together with accrued interest thereon, if any, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Subordinated Notes shall cease to bear interest. If a Subordinated Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Subordinated Note was registered at the close of business on such record date. If any Subordinated Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with Section 3.10, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Subordinated Notes and in Section 4.01.

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Subordinated Notes.

The Issuer will pay or cause to be paid the principal of, premium on, if any, accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, on, the Subordinated Notes on the dates and in the manner provided in the Subordinated Notes and this Indenture. Principal, premium, if any, accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 10:00 a.m. (London time) one Business Day prior to the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, then due. If the Issuer or any of the Issuer’s Subsidiaries acts as Paying Agent, principal, premium, if any, accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 4.04. Subject to actual receipt of such funds as provided by this Section 4.01 by the designated Paying Agent, such Paying Agent shall make payments on the Subordinated Notes in accordance with the provisions of this Indenture.

Section 4.02.  Additional Amounts Applicable to the Subordinated Notes.

(a)           All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Subordinated Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges (including interest, penalties and any liabilities with respect thereto) of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Issuer will pay, or cause to be paid, such additional amounts on the Subordinated Notes as may be necessary in order that the net amounts receivable by a Holder of the Subordinated Notes after such withholding or deduction (including any withholding or deduction from such payment of additional amounts) shall equal the respective amounts that would have been receivable by such Holder of the Subordinated Notes had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable on the Subordinated Notes in relation to any payment (including a payment made in connection with a redemption) in respect of any of the Subordinated Notes:

(1)           to a Holder or a beneficial owner that would be able to avoid such withholding or deduction by complying with such Holder or beneficial owner’s statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such Subordinated Note by reason of such Holder or beneficial owner having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business in) the Taxing Jurisdiction, other than (A) the mere holding of such Subordinated Notes; (B) the receipt of principal, interest or other amount in respect of such Subordinated Notes; or (C) the mere enforcement of rights with respect to such Subordinated Notes;

(2)           presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiration of such period of 30 days;

(3)           to a fiduciary, a partnership or Person who is not the beneficial owner of the Subordinated Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Subordinated Note directly;

(4)           on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

(5)           on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such Subordinated Notes;

(6)           any taxes that are withheld or deducted pursuant to sections 1471 through 1474 of the Code, any current or future regulations thereunder, official interpretations thereof, or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreement) entered into in connection therewith; or

(7)           any combination of items (1) through (6) above.

(b)           In the event that payments in respect of the Subordinated Notes are subject to withholding or deduction for or on account of any taxes, the Issuer will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Issuer will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each relevant Taxing Jurisdiction imposing such taxes and will use commercially reasonable efforts to provide or make available such certified copies (or other documentary evidence establishing the payment of such taxes) to each Holder.

(c)           Any reference in this Indenture or the Subordinated Notes to principal, premium or interest in respect of the Subordinated Notes, any redemption amount and any other amounts in the nature of principal shall be deemed also to refer to any Additional Amounts applicable to the Subordinated Notes that may be payable under this Indenture, and the express mention of the payment of Additional Amounts applicable to the Subordinated Notes (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts applicable to the Subordinated Notes in those provisions hereof where such express mention is not made.

(d)           Except as otherwise provided in or pursuant to this Indenture, if the Subordinated Notes require the payment of Additional Amounts, at least 30 days prior to each date on which any payments under or with respect to the Subordinated Notes are due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter) the Issuer or its designee shall furnish to the Trustee, the Registrar and the Paying Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable, and any other information to enable the Trustee or such Paying Agent to pay such Additional Amounts to Holders on the payment date.

(e)           The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Subordinated Notes or any other document or instrument referred to therein (other than a transfer of the Subordinated Notes) or the receipt of any payments with respect to the Subordinated Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Taxing Jurisdictions in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Subordinated Notes, this Indenture or any other such document or instrument following the occurrence of any Issuer Winding-Up Event with respect to the Subordinated Notes, as applicable.

Section 4.03.  Maintenance of Office or Agency.

(a)           The Issuer will maintain the offices and agencies specified in Section 2.07. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Trust Office of the Trustee.

(b)           The Issuer may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of London for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Issuer hereby designates the Trust Office of the Trustee (the address of which is specified in Section 12.01) as one such office or agency of the Issuer in accordance with Section 2.07.

Section 4.04.  Money for Subordinated Notes; Payments to be Held in Trust.

(a)           If the Issuer shall at any time act as its own Paying Agent with respect to the Subordinated Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on the Subordinated Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b)           The Issuer will cause each Paying Agent for the Subordinated Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.04, that such Paying Agent will:

(1)           hold all sums held by it for the payment on the principal of (and premium, if any) or interest on the Subordinated Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Issuer in the making of any payment of principal (and premium, if any) or interest on the Subordinated Notes; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(c)           The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d)           Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) or interest on any the Subordinated Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on Company Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of the Subordinated Notes shall thereafter, as an unsecured general creditor, look, only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be mailed or published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

(e)           The Issuer shall have no obligation to make payment of principal of (or premium, if any) or interest on the Subordinated Notes in immediately available funds, except that if the Issuer shall have received original payment for Subordinated Notes in immediately available funds it shall make available immediately available funds for payment of the principal of the Subordinated Notes.

Section 4.05.  Deferral of Distributions in the Event of Regulatory Breach.

For so long as the Regulatory Group is in breach of any applicable Solvency Capital Requirement or Minimum Capital Requirement, there will be no distributions nor payments made pursuant to the Subordinated Notes, and such payments will be deferred until such time as the applicable breach is rectified.

Section 4.06.  Reports.

(a)           For so long as any Subordinated Notes are outstanding, unless (i) the Issuer becomes subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act (as amended), or (ii) the Issuer’s common shares are admitted to trading on a regulated market within the meaning of Article 4(1) of the European Markets in Financial Instruments Directive, it will, at its expense:

(1)           furnish to the Trustee, within 60 days after the last day of each fiscal quarter of each fiscal year (other than the fourth such fiscal quarter in any fiscal year), unaudited financial statements (which shall be as of and for the portion of the fiscal year then ended and prepared in accordance with GAAP; such financial statements are to include the Issuer’s consolidated balance sheet as of the end of such fiscal quarter and its consolidated statement of income, changes in shareholders equity and cash flows for the portion of the fiscal year then ended (or such other types of financial information or financial statements as at the time are specified by GAAP), setting forth in comparative form the corresponding figures as of the end of, and for the corresponding portion of, the preceding fiscal year, all prepared in accordance with GAAP; and such financials may be subject to customary year-end adjustments, with footnote and schedule disclosure abbreviated or omitted;

(2)           furnish to the trustee, within 120 days after the last day of each fiscal year, the Issuer’s consolidated balance sheet as of the end of such fiscal year and its consolidated statement of income, changes in shareholders equity and cash flows for such fiscal year (or such other types of financial statements as at the time are specified by GAAP), setting forth in comparative form the corresponding figures as of the end of and for the preceding fiscal year, all prepared in accordance with GAAP and accompanied by an audit report of a firm of independent public accountants of recognized international standing selected by the Issuer; and

(3)           upon written certification from any Person that is a Holder of Subordinated Notes or any beneficial owner of an interest in a global note certificate (which request must be provided as set forth in this Indenture and must indicate whether the Person making such request is a Holder or beneficial owner of Subordinated Notes), promptly deliver to such Holder or beneficial owner, as the case may be, by mailing or otherwise providing electronically to such Holder or beneficial owner or by posting on a website or by any online data system a copy of the financial information or financial statements then most recently provided to the Trustee pursuant to subparagraph (1) or (2) above, as the case may be, and thereafter, unless otherwise expressly stated in such request, deliver to such Holder or beneficial owner, as the case may be, a copy of all subsequent financial information and financial statements provided to the Trustee pursuant to subparagraphs (1) and (2) above (such financial information and financial statements to be delivered to such Holder or beneficial owner as promptly as practicable following the delivery thereof to the Trustee) unless such request is revoked by such Holder or beneficial owner by notice to the Issuer delivered as provided in this Indenture or until such time as the Issuer shall have reasonably determined that such Person is no longer a Holder or beneficial owner of Subordinated Notes.

(b)           For purposes of (1), (2) and (3) above, the term “GAAP” means (i) the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (“U.S. GAAP”), and as are applicable to the financial statements of the Issuer as of the date of any computation required hereunder or (ii) if elected by the Issuer by written notice (the “IFRS Election”) to the Trustee, the International Financial Reporting Standards issued by the International Accounting Standards Board (“IFRS”), and as are applicable to the financial statements of the Issuer as of the date of any computation required hereunder. Upon such IFRS Election, references to GAAP shall thereafter be constructed to mean (a) for prior periods, U.S. GAAP and (b) periods beginning on and after the date specified in such notice, IFRS.

Section 4.07.  Compliance Certificates.

(a)           The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year, commencing September 22, 2017, an Officer’s Certificate from an Officer who shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer as to his knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof and stating that to such signing Officer’s knowledge no default, Issuer Winding-Up Event or any failure by the Issuer to comply with any term or condition under the Subordinated Notes has occurred and is continuing (or, if a default or any Issuer Winding-Up Event has occurred and is continuing, describing all such defaults or any Issuer Winding-Up Event of which he has knowledge and what action the Issuer is taking or proposes to take with respect thereto). For the purposes of this Section 4.07, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any default or any Issuer Winding-Up Event, an Officer’s Certificate specifying with particularity such default or Issuer Winding-Up Event and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

(c)           Any notice required to be given under this Section 4.07 shall be delivered to a Responsible Officer of the Trustee at the Trust Office of the Trustee.

Section 4.08.  Taxes.

The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders; provided, in each case, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor.

Section 4.09.  Tax Treatment of Subordinated Notes.

The Issuer and each Holder, by purchasing the Subordinated Notes, agrees to treat the Subordinated Notes as indebtedness for U.S. federal income tax purposes, except as otherwise required by applicable law.

Section 4.10.  Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.11.  Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not disadvantageous in any material respect to the Holders.

ARTICLE 5
SUCCESSORS

Section 5.01.  Consolidation, Amalgamation, Merger or Sale of Assets.

As long as the Subordinated Notes are outstanding, the Issuer may not (1) consolidate or amalgamate with or merge into any Person, or convey, transfer, sell, assign, lease or otherwise dispose of all or substantially all of the Issuer’s properties and assets as an entirety, in one or more related transactions, to any Person or (2) permit any Person to consolidate with or amalgamate or merge into the Issuer or convey, transfer, sell, assign, lease or otherwise dispose of its properties and assets substantially as an entirety to the Issuer, in each case in one or more related transactions, unless:

(a)           (1) the Issuer is the surviving entity; or (2) the Person formed by the consolidation or amalgamation or into which the Issuer is merged or the Person to which the Issuer’s properties and assets are so conveyed, transferred, sold, assigned, leased or disposed of, (i) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia, Bermuda, Sweden, the United Kingdom, Singapore or any country that is, as of the date of this Indenture, a member of the Organisation for Economic Cooperation and Development or the European Union and (ii) expressly assumed by supplemental indenture the payment of all amounts due on the Subordinated Notes and the performance of every obligation in this Indenture and the Subordinated Notes to be performed or observed;

(b)           immediately after giving effect to the transaction, no Issuer Winding-Up Event, and no event that, after notice or lapse of time or both, would become an Issuer Winding-Up Event, will have occurred and be continuing; and

(c)           the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that such transaction and any supplemental indenture required in connection with such transaction complies with the applicable provisions of this Indenture.

Section 5.02.  Successor Corporation Substituted.

Upon any consolidation or amalgamation by the Issuer with or merger of the Issuer into any Person, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in accordance with Section 5.01 the successor Person formed by such consolidation or amalgamation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer or the Issuer), and may exercise every right and power of the Issuer or the Issuer, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Issuer herein.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  No Events of Default.

There are no events of default under this Indenture with respect to the Subordinated Notes and no breach of this Indenture or the Subordinated Notes shall constitute an event of default.

Section 6.02.  Acceleration.

If an Issuer Winding-Up Event occurs, the entire principal amount of the Subordinated Notes, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, will automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder of the Subordinated Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes may rescind an acceleration and its consequences. The right of acceleration only applies upon the occurrence of an Issuer Winding-Up Event. Any failure to pay interest on the Subordinated Notes when due as a result of a Mandatory Deferral Event or to pay principal of the Subordinated Notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an Issuer Winding-Up Event under this Indenture or the Subordinated Notes.

Section 6.03.  Notice of Defaults.

The Trustee shall give Holders notice of an Issuer Winding-Up Event or of any failure of the Issuer to comply with any term or condition under the Subordinated Notes or this Indenture within 90 days after it becomes actually known to a Responsible Officer of the Trustee; provided, however, that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.04.  Other Remedies.

(a)           The Trustee may, at its discretion and without further notice, institute such proceedings or take such steps or actions against the Issuer as it may think fit to enforce any term or condition binding on the Issuer under the Subordinated Notes or this Indenture (other than any payment obligation of the Issuer under or arising from the Subordinated Notes or this Indenture, including any payment of damages awarded for breach of any obligations thereunder) but in no event shall the Issuer, by virtue of the institution of any such proceedings or the taking of such steps or actions be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it under the terms of the Subordinated Notes. Nothing in this paragraph shall, however, (i) prevent the Trustee from proving in any winding-up or administration of the Issuer and/or claiming in any liquidation of the Issuer in respect of any payment obligation of the Issuer, in each case where such payment obligation arises from the Subordinated Notes or this Indenture (including, without limitation, payment of any principal, interest (including Arrears of Interest) and any Additional Amounts in respect of the Subordinated Notes or any payment of damages awarded for breach of any obligations under the Subordinated Notes or this Indenture), or (ii) impair the right of any Holder to receive payment of principal of, or interest (including Arrears of Interest) and any Additional Amounts on such Holder’s Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Subordinated Notes. For the avoidance of doubt, the Trustee will in no circumstances be required to take any such action prior to an Issuer Winding-Up Event unless directed by a majority of holders pursuant to Section 6.05.

(b)           The Trustee may maintain a proceeding even if it does not possess any of the Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Issuer Winding-Up Event shall not impair the right or remedy or constitute a waiver of or acquiescence in the Issuer Winding-Up Event. Subject to the provisions of this Indenture relating to the duties of the Trustee, in the case of an Issuer Winding-Up Event or any failure of the Issuer to comply with any term or condition under the Subordinated Notes or this Indenture occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee, and the Trustee has received, indemnity and/or security (including by way of pre-funding) satisfactory to it against any loss, liability, cost or expense. All remedies are cumulative to the extent permitted by law.

(c)           Notwithstanding anything to the contrary contained in this Indenture, upon the occurrence and continuation any Specified Event or Mandatory Deferral Event, the Holders of the

Subordinated Notes shall have no right to direct or instruct the Trustee to take any action against the Issuer with respect to or as a result of such event, and the Trustee shall have no duties, obligations or responsibilities under this Indenture or under the Subordinated Notes, and shall not be required to take any directions or instructions from Holders of the Subordinated Notes, with respect to or as a result of such event and shall incur no liability for any action it takes or abstains from taking with respect thereto.

Section 6.05.  Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee, in its sole discretion determines may be unduly prejudicial to the rights of other Holders of Subordinated Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

Except (subject to Article 8) to enforce the right to receive payment of principal, premium, if any, or interest or Additional Amounts when due, no Holder may pursue any remedy with respect to this Indenture or the Subordinated Notes unless:

(1)           such Holder has previously given the Trustee notice that an Issuer Winding-Up Event is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Subordinated Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee, and the Trustee has received, security (including by way of pre-funding) and/or indemnity satisfactory to it against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security (including by way of pre-funding) and/or indemnity by way of pre-funding; and

(5)           Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, and the Trustee shall not have an obligation to ascertain whether Holders’ actions are unduly prejudicial to other Holders.

Section 6.07.  Rights of Holders to Receive Payment.

Except as otherwise expressly set forth in this Indenture, the right of any Holder to receive payment of principal of, premium on, if any, accrued and unpaid interest (including Arrears of Interest) or Additional Amounts, if any, on the Subordinated Notes, on or after the respective due dates expressed in the Subordinated Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder other than as provided for in Section 8.03.

Section 6.08.  Collection Suit by Trustee.

If an Issuer Winding-Up Event occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, remaining unpaid on, the Subordinated Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due to the Trustee under Section 7.05.

Section 6.09.  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, costs, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Subordinated Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, costs, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.05. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amount due the Trustee under Section 7.05 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Subordinated Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Subordinated Notes.

Section 6.11.  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12.  Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Subordinated Notes in Section 2.10, no right or remedy herein conferred upon or to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13.  Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Holder to exercise any right or remedy accruing upon any Issuer Winding-Up Event or any failure of the Issuer to comply with any term or condition under the Subordinated Notes or this Indenture shall impair any such right or remedy or constitute a waiver of any such Issuer Winding-Up Event or any such failure of the Issuer to comply with any term or condition under the Subordinated Notes or this Indenture or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.14.  Priorities.

If the Trustee collects any money pursuant to this Article 6 or, if after an Issuer Winding-Up Event, any money or other property is distributable in respect of the Issuer’s obligations under this Indenture, the Trustee shall pay out the money or distribute the money or other property in the following order:

First: to the Trustee and each of the Agents (including any predecessor trustee or agent), their agents and attorneys for amounts due under Section 7.05 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Subordinated Notes for principal, premium and Additional Amounts, if any, and accrued and unpaid interest (including Arrears of Interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Subordinated Notes for principal, premium and Additional Amounts, if any, and accrued and unpaid interest (including Arrears of Interest), respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.14.

ARTICLE 7
TRUSTEE

Section 7.01.  Duties of Trustee.

(a)           If an Issuer Winding-Up Event under Article 6 shall occur (and shall not be cured) under this Indenture and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Issuer Winding-Up Event:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.

(c)           The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)           this Section 7.01(c) does not limit the effect of Section 7.01(b) or Section 7.01(e);

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder has offered to the Trustee, and the Trustee has received, security and/or indemnity (including by way of pre-funding) satisfactory to it against any loss, liability, cost or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation any default, any Insolvency Event, Specified Event, Mandatory Deferral Event or any Issuer Winding-Up Event) unless written notice thereof is received by a Responsible Officer of the Trustee at the Trust Office of the Trustee and such notice clearly references the Subordinated Notes, the Issuer and this Indenture.

Section 7.02.  Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate or verify any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel or other professional advisors and the written advice of such counsel, professional advisor or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(d)           The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)            The Trustee will not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against the losses, liabilities, costs and expenses that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall have no duty to monitor or inquire as to the performance of the covenants of the Issuer. Delivery of reports, information and documents to the Trustee under Section 4.06 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to examine any such reports, information and documents and its sole duty shall be to maintain them in its files and to make them available to Holders during business hours upon reasonable advance request.

(h)           The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Subordinated Notes.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and/or secured to its satisfaction, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and by each agent (including the Agents), custodian and other Person employed to act hereunder. Absent willful misconduct or negligence, no Agent shall be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(j)            In the event the Trustee receives inconsistent or conflicting requests and indemnity or security from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Subordinated Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its opinion, resolved.

(k)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)            The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Subordinated Notes.

(m)          The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(n)           The Trustee will not be liable to any Person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(o)           The Trustee shall not be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profit of any kind) of the Issuer or any other Person (or, in each case, any successor thereto), even if advised of it in advance and even if foreseeable.

(p)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Issuer, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

(q)           The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers, directors, managers, and Authorized Signatories authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(r)            No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(s)            The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.

(t)            The Trustee may retain professional advisors to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture and the Subordinated Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(u)           The Trustee may assume without inquiry in the absence of actual knowledge and written notification or information that the Issuer is duly complying with their obligations contained in this Indenture required to be performed and observed by them.

Section 7.03.  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Subordinated Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.08.

Section 7.04.  Trustee Not Responsible for Recitals, Disposition of Subordinated Notes or Application of Proceeds Thereof.

The recitals contained herein and in the Subordinated Notes, except the certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same, except that the Trustee represents that it is duly authorized to execute and deliver this indenture, authenticate the Subordinated Notes and perform its obligations hereunder. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Subordinated Notes and shall not be responsible for any statement in any document in connection with the sale or distribution of the Subordinated Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Subordinated Notes or of the proceeds thereof or funds received and disbursed in accordance with this Indenture.

Section 7.05.  Compensation and Indemnity.

The Issuer covenants and agrees to pay the Trustee from time to time and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee may from time to time agree in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as shall be attributable to its negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee and its officers, directors, employees and agents and each predecessor trustee for, and hold it harmless against, any loss, liability, damage, claim (whether asserted by the Issuer or any Holder or any other Person) or expense, including taxes (other than taxes measured by the income of the

Trustee or otherwise applicable to the Trustee for operations outside the scope of this Indenture) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent that any such loss, liability, damage, claim or expense shall be attributable to the Trustee’s negligence or willful misconduct. The obligations of the Issuer under this Section 7.05 to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. To secure the Issuer’s payment obligations in this Section 7.05, the Trustee will have a Lien prior to the Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, accrued and unpaid interest (including Arrears of Interest) or Additional Amounts, if any, on, particular Subordinated Notes. Such Lien will survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Issuer Winding-Up Event, the expenses are intended to constitute expenses of administration under Bankruptcy Law. “Trustee” for the purposes of this Section 7.05 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each Agent; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.06.  Resignation and Removal of Trustee; Replacement of Trustee.

(a)           The Trustee may resign at any time without cause and be discharged from the trust hereby created by so notifying the Issuer in writing.

(b)           The Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes may remove the Trustee upon 30 days’ notice to the Trustee and the Issuer in writing and may appoint a successor Trustee.

(c)           The Issuer may remove the Trustee with or without cause if the Issuer so notifies the Trustee 30 days in advance and if no default occurs or is continuing during the 30 day period. The Issuer may also remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.08;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(d)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(e)           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.

(f)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.08, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.06.

(h)           A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.05. Notwithstanding replacement of the Trustee pursuant to this Section 7.06, the Issuer’s obligations under Section 7.05 will continue for the benefit of the retiring Trustee.

Section 7.07.  Successor Trustee by Merger, etc.

If the Trustee consolidates, amalgamates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.08.  Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States, or any state thereof, or England and Wales that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by U.K. or U.S. federal or state authorities and which is generally recognized as a Person which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Subordinated Notes as described in the Prospectus.

Section 7.09.  Rights of Trustee and Agents to Receive Fees, Expenses and Indemnities.

Notwithstanding anything to the contrary in this Indenture, the rights of the Trustee and any Agent to receive payment of its fees and expenses pursuant to Section 7.05, its right to indemnification pursuant to Section 7.05 and Section 12.14, its lien provided for in Section 7.05 and its rights to have money or other property applied to it pursuant to Section 6.14 on the respective due dates therefor, or to bring suit for enforcement of any such payments or lien on or after such respective dates shall not be impaired by the occurrence of any event under this Indenture, including but not limited to any Mandatory Deferral Event, Issuer Winding-Up Event or Specified Event, and all such rights shall survive any Issuer Winding-Up Event and are not subject to the subordination provisions applicable to the Subordinated Notes pursuant to Article 10 or Section 11.01.

ARTICLE 8
MODIFICATION AND WAIVER

Section 8.01.  Amendment and Modification with Consent of Applicable Supervisor.

Any amendment or modification to this Indenture or the Subordinated Notes shall require the prior consent of the Applicable Supervisor, if such consent is then required, and any amendment or modification made or purported to be made without such consent shall be void. Further, the Issuer, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or supplement the provisions of Article 11 without the consent of any Holder to the extent determined reasonably necessary to comply with, or satisfy, regulations or requirements of the Applicable Supervisor relating to the Subordinated Notes, as determined by the senior management of the Issuer in good faith.

Section 8.02.  With Consent of Holders.

(a)           Subject to Section 8.03, the Issuer, when authorized by a Board Resolution, and the Trustee may modify, amend and/or supplement this Indenture and the Subordinated Notes with the consent of the Holders of not less than a majority in principal amount of the outstanding Subordinated Notes (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each Holder of the Subordinated Notes:

(1)           change the Stated Maturity of the principal of or any premium or any installment of interest with respect to the Subordinated Notes;

(2)           reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the Subordinated Notes, or change the Issuer’s obligation to pay Additional Amounts;

(3)           change the currency of payment of principal of or interest on the Subordinated Notes;

(4)           change the redemption provisions, if any, of any Subordinated Notes in any manner adverse to the Holders of such Subordinated Notes;

(5)           impair the right to institute suit for the enforcement of any payment on or with respect to the Subordinated Notes;

(6)           reduce the above-stated percentage of Holders of the Subordinated Notes necessary to modify or amend this Indenture;

(7)           modify the subordination provisions of this Indenture in a manner adverse to the Holders of such Subordinated Notes then outstanding; or

(8)           modify the foregoing requirements or reduce the percentage of outstanding Subordinated Notes necessary to waive any covenant or past default.

(b)           Holders of not less than a majority in principal amount of the outstanding Subordinated Notes (voting as a single class) may waive certain past defaults and may waive compliance by the Issuer with any provision of this Indenture relating to such Subordinated Notes (subject to the immediately preceding sentence); provided, however, that:

(1)           without the consent of each Holder of Subordinated Notes, no waiver may be made of a default in the payment of the principal of or interest on any Subordinated Note or in respect of a covenant or provision of this Indenture that expressly states that it cannot be modified or amended without the consent of each Holder; and

(2)           only the Holders of a majority in principal amount of Subordinated Notes may waive compliance with a provision of this Indenture.

(c)           The consent of the Holders under this Section 8.03Section 8.02 is not necessary to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

Section 8.03.  Without Consent of Holders.

(a)           The Issuer, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or waive any provision of the same and the Subordinated Notes without the consent of any Holders of Subordinated Notes for one or more of the following purposes:

(1)           to cure any ambiguity, mistake or omission, or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(2)           to make any change that does not, in the good faith opinion of the Board of Directors, as evidenced by an Officer’s Certificate and an Opinion of Counsel to that effect, adversely affect the interests of Holders of such Subordinated Notes in any material respect, provided that any amendment or supplement conforming this Indenture to the terms described in the Prospectus (including any supplement thereto) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of Holders of such Subordinated Notes;

(3)           to evidence the succession of another Person to the Issuer, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer, as the case may be, under this Indenture and the Subordinated Notes, in each case in compliance with this Indenture;

(4)           to add covenants that would benefit the Holders of such Subordinated Notes or to surrender any rights or powers the Issuer has under this Indenture;

(5)           to provide any security for or guarantees of such Subordinated Notes;

(6)           to add events of default with respect to such Subordinated Notes; or

(7)           to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Subordinated Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one trustee, pursuant to the requirements of this Indenture;

(8)           to evidence any variation or substitution of the Subordinated Notes in accordance with Section 3.04(a) of this Indenture in a supplemental indenture.

Section 8.04.  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Subordinated Note or portion of a Subordinated Note that evidences the same debt as the consenting Holder’s Subordinated Note, even if notation of the consent is not made on any Subordinated Note. However, any such Holder or subsequent Holder may revoke the consent as to its Subordinated Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 8.05.  Notation on or Exchange of Subordinated Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Subordinated Note thereafter authenticated. The Issuer in exchange for all Subordinated Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Subordinated Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Subordinated Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.  Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary exceptions.

ARTICLE 9
SATISFACTION AND DISCHARGE

Section 9.01.  Satisfaction and Discharge.

This Indenture shall cease to be of further effect with respect to the Subordinated Notes (except as to (i) any surviving rights of registration of transfer or exchange of Subordinated Notes herein expressly provided for, (ii) rights hereunder of Holders to receive payments of principal of, and premium, if any, and interest on, Subordinated Notes, and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, upon Company Request and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect the Subordinated Notes, when:

(1)           all Subordinated Notes that have not been delivered to the Registrar for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, in the case of (i), (ii) or (iii) has irrevocably deposited or caused to be deposited with the Trustee, or such other entity designated by the Trustee for this purpose, as trust funds in trust solely for the benefit of the Holders, (x) money in cash in Swedish krona in an amount, (y) Swedish Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment referred to in this subparagraph, money in an amount, or (iii) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized investment banking firm or firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which shall not be subject to the requirements of Section 12.03), to pay and discharge the entire indebtedness on such Subordinated Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, to the date of such deposit (in the case of Subordinated Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(2)           the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(3)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant this Section 9.01, Section 9.02 will survive. In addition, nothing in this Section 9.01 will be deemed to discharge those provisions of Section 7.05 that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 9.02.  Application of Trust Money.

(a)           All money deposited and Swedish Government Obligations with the Trustee or such other entity designated by the Trustee for this purpose pursuant to Section 9.01 shall be held in trust and applied by it, in accordance with the provisions of the Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

(b)           If the Trustee or Paying Agent is unable to apply any money or Swedish Government Obligations, as applicable, in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01; provided that if the Issuer has made any payment of principal of, premium on, if any, accrued and unpaid interest (including Arrears of Interest) and Additional Amounts, if any, on, the Subordinated Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Subordinated Notes to receive such payment from the money or Swedish Government Obligations by the Trustee or Paying Agent.

ARTICLE 10
SUBORDINATION

Section 10.01.  Agreement to Subordinate.

(a)           The Issuer covenants and agrees, and each Holder of Subordinated Notes issued hereunder by such Holder’s acceptance thereof (and each beneficial owner by accepting a Book-Entry Interest) likewise covenants and agrees, that all Subordinated Notes shall be issued subject to the provisions of this Article 10; and each Holder of Subordinated Notes, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

(b)           The payment by the Issuer of the principal of, and interest on, the Subordinated Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer, whether outstanding at the date of this Indenture or thereafter incurred, and pari passu with all of the Issuer’s future debt that by its terms ranks equally in right of payment with the Subordinated Notes upon a winding up of the Issuer.

(c)           No provision of this Article 10 shall prevent the occurrence of any default hereunder.

Section 10.02.  Default on Senior Indebtedness.

(a)           If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by the Issuer or any other Person on the Issuer’s behalf with respect to any principal of, interest on or other amounts owing in respect of the Subordinated Notes or to acquire any of the Subordinated Notes for cash, property or otherwise.

(b)           If any other event of default occurs and is continuing with respect to any Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Senior Indebtedness, permitting the holders of such Senior Indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable instrument creating or evidencing such Senior Indebtedness) for the respective issue of Senior Indebtedness gives written notice of the event of default to the Trustee (a “Default Notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the representative for the respective issue of Senior Indebtedness terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the “Blockage Period”), neither the Issuer nor any other Person on the Issuer’s behalf shall:

(1)           make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the Subordinated Notes; or

(2)           acquire any of the Subordinated Notes for cash, property or otherwise.

(c)           Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Subordinated Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the representative of such Senior Indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

(d)           In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Issuer, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(e)           This Indenture does not restrict the amount of the Issuer’s or the applicable Issuer’s Subsidiaries’ Senior Indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of the Issuer’s insolvency, Holders of the Subordinated Notes may recover ratably less than the Issuer’s general creditors.

Section 10.03.  Liquidation; Dissolution; Bankruptcy.

(a)           Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all Senior Indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the Subordinated Notes, or for the acquisition of any of the Subordinated Notes for cash, property or otherwise, before any payment or distribution is made to the Holders or to the Trustee.

(b)           In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Issuer is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Issuer, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(c)           For purposes of this Article 10, the words “cash, property or securities” shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Subordinated Notes to the payment of all Senior Indebtedness of the Issuer that may at the time be outstanding; provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The amalgamation or consolidation of the Issuer with, or the merger of the Issuer into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of its properties or assets substantially as an entirety, to another Person upon the terms and conditions provided for in Article 5 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other Person shall, as part of such amalgamation, consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 of this Indenture. Nothing in Section 10.01, Section 10.02 or in this Section 10.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.14 or Section 7.05 of this Indenture.

(d)           If the Trustee or any Holder of Subordinated Notes does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Subordinated Notes.

Section 10.04.  Subrogation.

(a)           Subject to the payment in full of all Senior Indebtedness of the Issuer then outstanding, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to such Senior Indebtedness until the principal of and interest on the Subordinated Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10 to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Issuer, its creditors other than holders of Senior Indebtedness of the Issuer, and the Holders, be deemed to be a payment by the Issuer to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 10 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

(b)           Nothing contained in this Article 10 or elsewhere in this Indenture or in the Subordinated Notes is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Indebtedness of the Issuer, and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of Senior Indebtedness of the Issuer nor shall anything herein or therein prevent the Trustee or any Holder of Subordinated Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

(c)           Upon any payment or distribution of assets of the Issuer referred to in this Article 10, the Trustee of this Indenture, and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the

Issuer the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.05.  Trustee to Effectuate Subordination.

Each Holder of Subordinated Notes by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 10.06.  Notice by the Issuer.

(a)           The Issuer shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Issuer that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Notes pursuant to the provisions of this Article 10. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Notes pursuant to the provisions of this Article 10, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee shall have received at the Trust Office of the Trustee written notice thereof from the Issuer or a Holder or Holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.06 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Notes), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

(b)           The Trustee, subject to the provisions of Section 7.01 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Issuer (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10 and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.07.  Rights of the Trustee; Holders of Senior Indebtedness.

(a)           The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

(b)           With respect to the holders of Senior Indebtedness of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10 and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Issuer or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

Section 10.08.  Subordination May Not be Impaired.

(a)           No right of any present or future holder of any Senior Indebtedness of the Issuer to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising or waive any rights against the Issuer and any other Person.

(c)           Each present and future holder of Senior Indebtedness shall be entitled to the benefit of the provisions of this Article 10 notwithstanding that such holder is not a party to this Indenture.

Section 10.09.  Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that this

Section 10.09 shall not apply to the Issuer or any Affiliate of the Issuer if it or such Affiliate acts as Paying Agent.

Section 10.10.  Defeasance of This Article.

Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Swedish Government Obligations held in trust under Article 9 hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article 9 hereof and not in violation of Section 10.02 hereof for the payment of principal of and interest on the Subordinated Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Trustee or any Holders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness or any other creditor of the Issuer.

Section 10.11.  Subordination Language to be Included in Subordinated Notes.

Each Subordinated Note shall contain a subordination provision which will be substantially in the following form:

“The Subordinated Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Each Holder by accepting a Subordinated Note agrees to such subordination and authorizes the Trustee to give it affect.”

Section 10.12.  Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly pay over or distribute to Holders of Subordinated Notes or to the Issuer or to any other Person cash, property, securities, or other assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

ARTICLE 11
ADDITIONAL SUBORDINATION UNDER APPLICABLE SUPERVISORY
REGULATIONS

The following provisions have been included to reflect requirements set by the BMA relating to the issuance and terms of the Subordinated Notes and are subject in all respects to the provisions under Section 12.07.

Section 11.01.  Subordination of the Subordinated Notes.

The Issuer covenants and agrees, and each Holder of Subordinated Notes issued hereunder by such Holder’s acceptance thereof (and each beneficial owner by accepting a Book-Entry Interest) likewise covenants and agrees that the Subordinated Notes shall be subordinated to the claims of all Senior Creditors on the terms and to the minimum extent necessary under the Applicable Supervisory Regulations (whether they be the Bermuda Group Rules, Solvency II or otherwise) as in effect from time to time so as to permit the Subordinated Notes to qualify as Tier 2 Capital. The subordination provisions of this Section 11.01 shall be given effect prior to the application of the subordination provisions of Article 10 set forth above.

Section 11.02.  No Encumbrances.

By purchasing the Subordinated Notes, each Holder of such Subordinated Notes shall also be deemed to agree and acknowledge that no security of any kind is, or will at any time be, provided by the Issuer or any of its respective affiliates to secure the rights of Holders of the Subordinated Notes.

ARTICLE 12
MISCELLANEOUS

Section 12.01.  Notices.

Any notice or communication by the Issuer, the Trustee, the Registrar, the Transfer Agent, the Calculation Agent or the Paying Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), email, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Sirius International Group, Ltd.
c/p Sirius Global Services, LLC
140 Broadway
32nd Floor
New York, New York 10005
Fax: 001 (212) 312-2526
Attention: General Counsel

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Fax: 212-728-8111
Attention:  Gregory B. Astrachan and Matthew B. Stern

If to the Trustee, Registrar or Transfer Agent:

The Bank of New York Mellon
101 Barclay Street, 7W
New York, NY 10286

Fax: 212-815-5704
Attention:  Corporate Trust Division — Corporate Finance Unit

If to the Paying Agent or Calculation Agent:

The Bank of New York Mellon acting through its London Branch
One Canada Square
London E14 5AL
Fax: 00-44-1202 689601
Attention: Corporate Trust Administration

The Issuer, the Trustee, the Paying Agent, the Registrar, the Transfer Agent or the Calculation Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; except in the case of notices or communications given to the Trustee or any Agent, which shall be effective only upon receipt at the Trust Office of the Trustee or its address listed in this Section 12.01, as applicable.

In no event shall the Trustee, the Paying Agent, the Transfer Agent, the Registrar, or the Calculation Agent be liable for any losses arising out of receiving or transmitting any data from the Issuer or any party via any non-secured method of transmission or communication, such as, but without limitation, by facsimile. The parties hereto accept that some methods of communication are not secure and the Trustee, the Paying Agent, the Transfer Agent, the Registrar and the Calculation Agent shall incur no liability for receiving instructions via any such non-secured method. The Issuer shall use all reasonable endeavors to ensure that instructions transmitted to the Trustee, the Paying Agent, the Transfer Agent, the Registrar or the Calculation Agent pursuant to this Indenture are complete and correct. Any instructions shall be conclusively deemed to be valid instructions from the Issuer or proper Person of the Issuer to the Trustee, the Paying Agent, the Transfer Agent, the Registrar or the Calculation Agent for the purposes of this Indenture.

All notices to the Holders (while any Subordinated Notes are represented by one or more Global Note) shall be delivered to the Depositary as applicable for communication to entitled account holders. So long as the Subordinated Notes are listed on the Official List of the Irish Stock Exchange and admitted to trading on the Main Securities Market and the rules and regulations of the Irish Stock Exchange so require, all notices to Holders will also be published by the Issuer on the website of the Irish Stock Exchange (www.ise.ie).

Notices given by publication will be deemed given on the first date on which publication is made. Notices delivered to the Depositary will be deemed given on the date when delivered. Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it.

Other than with respect to the Trustee and the Agents, if a notice or communication is mailed or published in the manner provided in this Section 12.01 within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.02.  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)           an Officer’s Certificate (which must include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; provided, however, that no such Officer’s Certificate shall be delivered with respect to the authentication and delivery of any Subordinated Notes on the date hereof; and

(2)           an Opinion of Counsel (which must include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of any Subordinated Notes on the date hereof.

Section 12.03.  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.04.  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05.  Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

The Issuer and the Trustee each agree that any legal suit, action or proceeding instituted against the Issuer in relation to any matter arising under this Indenture or the Subordinated Notes may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Indenture, the Issuer hereby irrevocably submits to, generally and unconditionally, the personal jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Issuer also irrevocably and unconditionally waives for the benefit of the Trustee and the Holders of the Subordinated Notes any objection to the venue of a proceeding in any such court and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Indenture. The Issuer hereby irrevocably designates and appoints for the benefit of the Trustee and the Holders of the Subordinated Notes for the term of this Indenture Sirius America Insurance Company, 140 Broadway, 32nd Floor, New York, New York 10005, (fax: (212) 312-2512); Attention: General Counsel, and a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY, 10019; Attention: Gregory B. Astrachan and Matthew B. Stern as its agent to receive on its behalf service of all process, brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by the Issuer to be effective and binding service on it in every respect whether or not the Issuer shall then be doing or shall have at any time done business in New York. The Issuer further agrees that such appointment of Sirius America shall be irrevocable and that Sirius America shall maintain an office in New York City so long as any of the Subordinated Notes or the obligations of the Issuer hereunder remain outstanding or until the appointment of a successor by the Issuer and such successor’s acceptance of such appointment. Upon such acceptance, the Issuer shall notify the Trustee in writing of the name and address of such successor. The Issuer further agrees for the benefit of the Trustee and the Holders of the Subordinated Notes to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue the designation and appointment of such agent in full force and effect, so long as any of the Subordinated Notes or the obligations of the Issuer hereunder shall be outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure of the Issuer to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Trustee or any Holder to institute proceedings against the Issuer in the courts of any other jurisdiction or jurisdictions.

Section 12.06.  No Personal Liability of Directors, Officers, Authorized Signatories, Employees and Shareholders.

No director, officer, employee, Authorized Signatory, incorporator or shareholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Subordinated

Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Subordinated Notes by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Subordinated Notes. The waiver may not be effective to waive liabilities under applicable securities laws.

Section 12.07.  Governing Law.

THIS INDENTURE AND EACH SUBORDINATED NOTE SHALL (OTHER THAN SECTION 4.05 AND ARTICLE 11 OF THIS INDENTURE) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE. SECTION 4.05 AND ARTICLE 11 OF THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BERMUDA (OR IN THE EVENT THAT THE APPLICABLE SUPERVISOR IS BASED IN A JURISDICTION OTHER THAN BERMUDA, UNDER THE LAWS OF THAT JURISDICTION). EXCEPT THAT THE RIGHT OF THE TRUSTEE TO RECEIVE ITS FEES, EXPENSES AND INDEMNIFICATION PURSUANT TO Section 7.05, AND ITS LIEN PROVIDED FOR IN SUCH SECTION, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 12.08.  Waiver of Jury Trial.

To the fullest extent permitted by applicable law, each of the Issuer, the Trustee and each Holder of a Subordinated Note by its acceptance thereof waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Subordinated Notes or the transactions contemplated thereby.

Section 12.09.  No Adverse Interpretation of Other Agreements.

Nothing in this Indenture or in the Subordinated Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Subordinated Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the Holders of the Subordinated Notes.

Without limiting the generality of the foregoing, this Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, the Issuer or its subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.  Successors.

All agreements of the Issuer in this Indenture and the Subordinated Notes will bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture will bind its successors and assigns, whether so expressed or not.

Section 12.11.  Severability.

In case any provision in this Indenture or in the Subordinated Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12.  Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “.pdf” or “.tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 12.13.  Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.  Indemnification of Judgment Currency.

The Issuer will indemnify the Trustee and each Holder of the Subordinated Notes to the fullest extent permitted by applicable law against any loss incurred by the Trustee or any such Holder, as applicable, as a result of any judgment or order being given or made for any amount due under such Subordinated Notes and the judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Swedish krona and as a result of any variation as between (i) the rate of exchange at which the Swedish krona is converted into the Judgment Currency for the purpose of the judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as applicable, on the date that payment is made pursuant to the judgment or order is able to purchase Swedish krona in the amount of the Judgment Currency actually received by the Trustee or such Holder.

Section 12.15.  Prescription.

Claims against the Issuer for the payment of principal or Additional Amounts, if any, on the Subordinated Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer for the payment of interest on the Subordinated Notes will be prescribed five years after the applicable due date for payment of interest.

Section 12.16.  No Security Interest Created.

Nothing in this Indenture or in any Subordinated Notes, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Issuer or its respective Subsidiaries is or may be located.

Section 12.17.  U.S.A. Patriot Act.

The Issuer acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.18.  FATCA.

The Issuer agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

Section 12.19.  Prior Agreements.

This Indenture supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SIRIUS INTERNATIONAL GROUP, LTD.,
as Issuer

By	/s/ Kernan V. Oberting
Name:	Kernan V. Oberting
Title:	Chief Financial Officer

[Signature Page to the Floating Rate Notes Indenture]

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Transfer Agent

By	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to the Floating Rate Notes Indenture]

THE BANK OF NEW YORK MELLON ACTING THROUGH ITS LONDON BRANCH, as Paying Agent and Calculation Agent

By	/s/ Thomas Vanson
Name:	Thomas Vanson
Title:	Authorised Signatory

[Signature Page to the Floating Rate Notes Indenture]

EXHIBIT A

[FORM OF FACE OF SUBORDINATED NOTE]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY NAMED BELOW OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS SECURITY AND THE INDENTURE. THE REGISTERED HOLDER HEREOF MAY BE TREATED BY THE ISSUER, THE TRUSTEE, THE AGENTS AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.](1)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF EACH OF THE ISSUER, THE REGISTRAR AND THE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D), TO REQUIRE DELIVERY OF A CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION SATISFACTORY TO IT. BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S.

(1)  Global Note legend.  Include bracketed language in Global Note only.

PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

THE RIGHTS ATTACHING TO THIS SECURITY ARE AS SPECIFIED IN THE INDENTURE.

SIRIUS INTERNATIONAL GROUP, LTD.
Floating Rate Callable Subordinated Notes Due 2047

No. [ ]	$[ ]

[Common Code: ]

ISIN:

SIRIUS INTERNATIONAL GROUP, LTD., a company organized under the laws of Bermuda (herein called the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [           ], as common depositary for Clearstream Banking société anonyme and Euroclear Bank SA/NV, or its registered assigns, or its registered assigns, the principal sum of [           ] Swedish krona, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,](2) on [           ], 2047 (the “Scheduled Maturity Date”) and interest thereon as set forth below.

Terms used but not defined in this Subordinated Note shall have the meanings assigned to them in the subordinated indenture dated September 22, 2017 (as such may be amended from time to time, the “Indenture”).

The Subordinated Notes will bear interest from (and including the Issue Date) to, but excluding, the Final Maturity Date or earlier redemption of the Subordinated Notes as provided in the Indenture, as the case may be, at the Interest Rate, payable quarterly in arrears on each Interest Payment Date to the Persons in whose name the Subordinated Notes were registered at the close of business on the applicable Interest Payment Record Date. On the Final Maturity Date or earlier date of redemption, the Issuer will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. If the Final Maturity Date falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the Final Maturity Date.

The payment of interest on this Subordinated Note is subject to deferral in accordance with Sections 2.02(c) and 2.02(d) of the Indenture. If, as of the Scheduled Maturity Date, the Conditions to Redemption have not been satisfied, final redemption of this Subordinated Note shall be deferred until the Final Maturity Date, pursuant to the redemption provisions of the Indenture.

Principal and interest will be payable, and the Subordinated Notes will be transferable or exchangeable, at the office or offices or agency maintained by the Issuer for this purpose, provided, however, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Paying Agent. All payment obligations under the Subordinated Notes will be payable in Swedish krona. Interest on the

(2)  Include bracketed language in a Global Note only.

Subordinated Notes will be calculable on the basis of a day-count fraction equal to the actual number of days elapsed in the relevant Interest Period divided by 360.

Reference is made to the further provisions of this Subordinated Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Subordinated Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State applicable to contracts entered into and to be performed in such State.

This Subordinated Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized Authenticating Agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this Subordinated Note to be duly executed.

SIRIUS INTERNATIONAL GROUP, LTD.

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION:
THE BANK OF NEW YORK MELLON, certifies that this is one of the Subordinated Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF SUBORDINATED NOTE]

SIRIUS INTERNATIONAL GROUP, LTD.
Floating Rate Callable Subordinated Notes Due 2047

This Subordinated Note is one of a duly authorized issue of Subordinated Notes of the Issuer, designated as its Floating Rate Callable Subordinated Notes Due 2047 (the “Subordinated Notes”), initially issued in the aggregate principal amount of SEK 2,750,000,000, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Subordinated Notes, and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. In the event of a conflict between the terms of this Subordinated Note and the terms of the Indenture, the terms of the Indenture shall control. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

The Subordinated Notes are issuable only in registered form without coupons, in denominations of SEK 2,000,000 and any integral multiples of SEK 1,000,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Subordinated Notes so issued are exchangeable for a like aggregate principal amount of Subordinated Notes of a different authorized denomination, as requested by the Holder surrendering the same.

Beginning on September 22, 2022, and provided that the applicable Conditions to Redemption have been satisfied and would continue to be satisfied if the optional redemption payment were made on the Subordinated Notes, the Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Issuer’s option, at a Redemption Price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of Subordinated Notes being redeemed to, but excluding, the redemption date, and any Additional Amounts thereon, plus 100% of the principal amount of the Subordinated Notes to be redeemed.

The Subordinated Notes may be redeemed at the Issuer’s option and sole discretion, in whole but not in part, within 90 days following the occurrence of a Specified Event; provided that, at the time of such Specified Event Redemption, the applicable Conditions to Redemption are satisfied and would continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. The Subordinated Notes will be redeemed at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon.

If a Specified Event occurs, the Issuer may, as an alternative to redemption of the Subordinated Notes, at any time, without the consent of any Holder, vary any term or condition of the Subordinated Notes or substitute all (but not less than all) of the Subordinated Notes for other Subordinated Notes, so that the varied Subordinated Notes or the substituted Subordinated Notes, as the case may be, become Qualifying Equivalent Securities.

For so long as the Regulatory Group is in breach of any applicable Solvency Capital Requirement or Minimum Capital Requirement, there will be no distributions nor payments made pursuant to the Subordinated Notes, and such payments will be deferred until such time as the applicable breach is rectified.

The Subordinated Notes do not have the benefit of any mandatory redemption or sinking fund obligation and are not redeemable at the option of the Holders.

The Subordinated Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Subordinated Note agrees to such subordination and authorizes the Trustee to give it effect.

By purchasing the Subordinated Notes, each Holder is deemed to agree and acknowledge that the Subordinated Notes shall be subordinated to the claims of all Senior Creditors on the terms and to the minimum extent necessary under the Applicable Supervisory Regulations (whether they be the Bermuda Group Rules, Solvency II or otherwise) as in effect from time to time so as to permit the Subordinated Notes to qualify as Tier 2 Capital. The subordination provisions above shall be given effect prior to the application of the subordination provisions of Article 10 of the Indenture.

If an Issuer Winding-Up Event occurs, the entire principal amount of the Subordinated Notes, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, will automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder of the Subordinated Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Subordinated Notes may rescind an acceleration and its consequences. The right of acceleration only applies upon the occurrence of an Issuer Winding-Up Event. Any failure to pay interest on the Subordinated Notes when due as a result of a Mandatory Deferral Event or to pay principal of the Subordinated Notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an Issuer Winding-Up Event under the Indenture or the Subordinated Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Subordinated Notes at any time by the Issuer and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Subordinated Notes at the time outstanding. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Subordinated Notes at the time outstanding, on behalf of the Holders of all the Subordinated Notes, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Subordinated Note or such other Subordinated Note. Any amendment or modification to the Indenture or the Subordinated Notes shall require the prior consent of the Applicable Supervisor, if such consent is then required under the Applicable Supervisory Regulations and any amendment or modification made or purported to be made without such consent shall be void. The Issuer, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or supplement certain provisions relating to the Applicable Supervisor, without the consent of any Holder to the extent determined reasonably necessary to comply with, or satisfy, regulations or requirements of the Applicable Supervisor relating to the Subordinated Notes, as determined by the senior management of the Issuer in good faith.

As provided in and subject to the provisions of the Indenture, the Holder of this Subordinated Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Issuer Winding-Up Event, (ii) the Holders of not less than 25% in principal amount of the Subordinated Notes that are outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Issuer Winding-Up Event as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the Subordinated Notes that are outstanding a direction inconsistent with such written request during such 60-day period. The foregoing shall not apply to any suit instituted by any Holder of this Subordinated Note for the enforcement of any payment of principal hereof or any premium or interest hereon, or any Additional Amounts, on or after the respective due dates expressed herein.

Subject to the express terms of the Indenture, no reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Subordinated Note is registrable upon surrender of this Subordinated Note for registration of transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Subordinated Note for registration of transfer, the Issuer, the Trustee and any Agent of the Issuer or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner thereof for all purposes, whether or not such Subordinated Note be overdue, and neither the Issuer nor the Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any on) or interest (including Arrears of Interest) on this Subordinated Note and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Subordinated Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or any successor entity thereof, either directly or through the Issuer or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

[This Subordinated Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes.](3)

THE INDENTURE (OTHER THAN Section 4.05 AND Article 11 OF THE INDENTURE) AND EACH SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE. Section 4.05 AND Article 11 OF THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BERMUDA (OR IN THE EVENT THAT THE APPLICABLE SUPERVISOR IS BASED IN A JURISDICTION OTHER THAN BERMUDA, UNDER THE LAWS OF THAT JURISDICTION). EXCEPT THAT THE RIGHT OF THE TRUSTEE TO RECEIVE ITS FEES, EXPENSES AND INDEMNIFICATION PURSUANT TO Section 7.05, AND ITS LIEN PROVIDED FOR IN SUCH SECTION, SHALL BE GOVERNED BY THELAWS OF THE STATE OF NEW YORK.

(3)  For global notes only.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Subordinated Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)
TEN ENT -as tenants by the entireties
(Minor)

JT TEN —as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used
though not in the above list.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE(4)

SIRIUS INTERNATIONAL GROUP, LTD.
Floating Rate Callable Subordinated Notes Due 2047

The initial principal amount of this Global Note is SEK [        ]. The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Registrar

(4)  For Global Notes only.